UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☑                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to (§) 240.14a-12

(Name of Registrant As Specified In Its Charter)

KORN/FERRY INTERNATIONAL

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No Fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Notes:

1900 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

August 16, 2013

Dear Stockholders:

It is my pleasure to invite you to attend the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Korn/Ferry International. The Annual Meeting will be held on September 26, 2013 at 8:00 a.m. Pacific time at the Intercontinental Hotel in Century City located at 2151 Avenue of the Stars, Los Angeles, California 90067.

We are pleased to furnish proxy materials to stockholders this year primarily over the Internet. On August 16, 2013, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2013 Annual Report. Internet distribution of our proxy materials is designed to expedite receipt by stockholders, lower the cost of the Annual Meeting, and conserve natural resources. If you would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you received your Annual Meeting materials by mail, the Notice of the Annual Meeting, Proxy Statement, and proxy card from our Board of Directors were enclosed.

Please refer to the Proxy Statement for detailed information on each of the proposals and the Annual Meeting.

We are delighted that you have chosen to invest in Korn/Ferry International and hope that, whether or not you attend the Annual Meeting, you will vote your shares as soon as possible. You may submit a proxy via the Internet or via telephone. If you received a paper copy of the proxy card by mail, you may vote by signing, dating and mailing the proxy card in the envelope provided. Your vote is very important, and voting by proxy will ensure your representation at the Annual Meeting. You may revoke your proxy in accordance with the procedures described in the Proxy Statement at any time prior to the time it is voted at the Annual Meeting. If you attend the Annual Meeting, you may vote in person even if you previously provided a proxy.

Sincerely,

George T. Shaheen
Chair of the Board

1900 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

NOTICE OF 2013 ANNUAL MEETING

To Be Held On September 26, 2013

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on September 26, 2013.

The Proxy Statement and accompanying Annual Report to Stockholders are available at

www.envisionreports.com/KFY

To the Stockholders:

On September 26, 2013, Korn/Ferry International (the “Company”, “we”, “its” and “our”) will hold its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) at the Intercontinental Hotel in Century City located at 2151 Avenue of the Stars, Los Angeles, California 90067. The Annual Meeting will begin at 8:00 a.m. Pacific time.

Only stockholders who owned our common stock as of the close of business on August 1, 2013 (the “Record Date”) can vote at the Annual Meeting or any adjournments or postponements thereof. The purposes of the Annual Meeting are to:

1. Approve an amendment to our Certificate of Incorporation to declassify our Board of Directors (“Board”) so that all directors will be elected annually commencing with the Annual Meeting;

2. Elect the eight directors nominated by our Board and named in the Proxy Statement accompanying this notice to serve on the Board until the 2014 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, subject to their earlier death, resignation or removal, if Proposal No. 1 to declassify the Board is approved;

3. Elect the two directors nominated by our Board and named in the Proxy Statement accompanying this notice to serve on the Board until the 2016 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, subject to their earlier death, resignation or removal, if Proposal No. 1 to declassify our Board is not approved;

4. Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2014 fiscal year;

5. Vote on a non-binding advisory resolution regarding the Company’s executive compensation; and

6. Transact any other business that may be properly presented at the Annual Meeting.

The Board unanimously recommends that you vote your shares: “FOR” the amendment to our Certificate of Incorporation to declassify our Board; “FOR” the election of the eight directors nominated by our Board and named in the Proxy Statement accompanying this notice to serve on the Board until the 2014 Annual Meeting of Stockholders if Proposal No. 1 to declassify the Board is approved; “FOR” the election of the two directors nominated by our Board and named in the Proxy Statement accompanying this notice to serve on the Board until the 2016 Annual Meeting of Stockholders if Proposal No. 1 to declassify the Board is not approved; “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2014 fiscal year; and “FOR” the approval, on an advisory basis, of the Company’s executive compensation.

On or about August 16, 2013, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders of our common stock as of the Record Date, other than those stockholders who previously requested electronic or paper delivery of communications from us. The Notice contains instructions on how to access an electronic copy of our proxy materials, including the accompanying Proxy Statement and our 2013 Annual Report. The Notice also contains instructions on how to request a paper copy of the accompanying Proxy Statement. A quorum comprised of the holders of a majority of the outstanding shares of our common stock on the Record Date must be present or represented by proxy for the transaction of business at the Annual Meeting. Accordingly, it is important that your shares be represented. Whether or not you plan to attend the Annual Meeting, please vote promptly. You may submit a proxy via the Internet or via telephone. If you received a paper copy of the proxy card by mail, you may vote by signing, dating and mailing the proxy card in the envelope provided. You may revoke your proxy at any time before it is voted by (1) sending a written revocation to the Corporate Secretary, (2) submitting a later-dated proxy, or (3) attending the Annual Meeting and voting in person.

Please read the proxy materials carefully. Your vote is important and we appreciate your cooperation in considering and acting on the matters presented.

By Order of the Board of Directors,

Peter L. Dunn
Corporate Secretary and
General Counsel

August 16, 2013

Los Angeles, California

1900 Avenue of the Stars, Suite 2600

Los Angeles, California 90067

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

SEPTEMBER 26, 2013

We are providing you with these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) of Korn/Ferry International of proxies to be used at our 2013 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on September 26, 2013, at the Intercontinental Hotel in Century City located at 2151 Avenue of the Stars, Los Angeles, California 90067. The Annual Meeting will begin at 8:00 a.m. Pacific time. This Proxy Statement contains important information regarding the Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures. As used herein, “we,” “us,” “our,” or the “Company” refers to Korn/Ferry International, a Delaware corporation. A Notice of Internet Availability of Proxy Materials, this Proxy Statement, any accompanying proxy card or voting instruction card, and our 2013 Annual Report to Stockholders will be made available to our stockholders on or about August 16, 2013.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1.	Q:	What proposals will be voted on at the Annual Meeting?

	A:	(1) An amendment to our Certificate of Incorporation to declassify our Board by eliminating its three classes and to provide for annual election of directors commencing with the Annual Meeting;

(2)    The election of the eight directors nominated by our Board and named in this Proxy Statement to serve on the Board until the 2014 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, subject to their earlier death, resignation or removal, if Proposal No. 1 to declassify the Board is approved;

(3)    The election of the two directors nominated by our Board and named in this Proxy Statement to serve on the Board until the 2016 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, subject to their earlier death, resignation or removal, if Proposal No. 1 to declassify the Board is not approved;

(4) The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2014 fiscal year; and

(5) A non-binding advisory resolution regarding the Company’s executive compensation.

2.	Q:	How does the Board recommend I vote on each of the proposals?

	A:	The Board unanimously recommends that you vote your shares:

• “FOR” the amendment to our Certificate of Incorporation to declassify the Board;

•       “FOR” the election of the eight directors nominated by the Board and named in this Proxy Statement to serve on the Board until the 2014 Annual Meeting of Stockholders if Proposal No. 1 to declassify the Board is approved;

•       “FOR” the election of the two directors nominated by the Board and named in this Proxy Statement to serve on the Board until the 2016 Annual Meeting of Stockholders if Proposal No. 1 to declassify the Board is not approved;

• “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2014 fiscal year; and

• “FOR” the approval, on an advisory basis, of the Company’s executive compensation.

3.	Q:	Who is entitled to vote at the Annual Meeting?

	A:	Holders of the Company’s common stock as of the close of business on August 1, 2013, the Record Date, are entitled to vote at the Annual Meeting.

4.	Q:	Who can attend the Annual Meeting?

	A:	Attendance at the Annual Meeting will be limited to stockholders of the Company as of the Record Date (or their authorized representatives). If your shares are held by a bank, broker or other nominee, please bring to the Annual Meeting your bank or broker statement evidencing your beneficial ownership of Company stock to gain admission to the Annual Meeting. Stockholders who plan to attend the Annual Meeting must present valid photo identification. Stockholders of record will be verified against an official list available at the registration area. We reserve the right to deny admittance to anyone who cannot show sufficient proof of share ownership as of the Record Date.

5.	Q:	How many votes is each share of common stock entitled to?

	A:	Each share of Company common stock outstanding as of the Record Date is entitled to one vote. As of the Record Date, there were 49,295,691 shares of Company common stock issued and outstanding.

6.	Q:	How do I vote?

	A:	You can vote in person at the Annual Meeting or by proxy.

7.	Q:	How do I vote by proxy?

	A:	There are three ways to vote by proxy:

(1) By Telephone—You can vote by telephone by calling 1-800-652-VOTE and following the instructions on the Notice or proxy card;

(2) By Internet—You can vote over the Internet at www.envisionreports.com/KFY by following the instructions on the Notice or proxy card; or

(3) By Mail—If you received your proxy materials by mail, you can vote by mail by signing, dating and mailing the enclosed proxy card.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted.

If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for or against all, some or none of the nominees for director and whether your shares should be voted for or against each of the other proposals. If you submit a proxy without indicating your instructions, your shares will be voted as follows:

• “FOR” the amendment to our Certificate of Incorporation to declassify the Board;

•       “FOR” the election of the eight directors nominated by the Board and named in this Proxy Statement to serve on the Board until the 2014 Annual Meeting of Stockholders if Proposal No. 1 to declassify the Board is approved;

•       “FOR” the election of the two directors nominated by the Board and named in this Proxy Statement to serve on the Board until the 2016 Annual Meeting of Stockholders if Proposal No. 1 to declassify the Board is not approved;

• “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2014 fiscal year; and

• “FOR” the approval, on an advisory basis, of the Company’s executive compensation.

8.	Q:	Can I revoke my proxy after I have submitted it?

	A:	Yes, once you have submitted your proxy, you have the right to revoke your proxy at any time before it is voted by:

(1) Sending a written revocation to the Corporate Secretary;

(2) Submitting a later dated proxy; or

(3) Attending the Annual Meeting and voting in person.

9.	Q:	Who will count the votes?

	A:	Representatives of Computershare Shareowner Services, the Company’s transfer agent, will count the votes and act as the inspector of election at the Annual Meeting.

10.	Q:	Why did I receive a Notice in the mail regarding the Internet availability of proxy material instead of a full set of printed proxy materials?

	A:	Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”) we are making this Proxy Statement available to our stockholders electronically via the Internet. On or about August 16, 2013, we will mail the Notice of Internet Availability of Proxy Materials to stockholders of our common stock at the close of business on the Record Date, other than those stockholders who previously requested electronic or paper delivery of communications from us. The Notice contains instructions on how to access an electronic copy of our proxy materials, including this Proxy Statement and our 2013 Annual Report. The Notice also contains instructions on how to request a paper copy of the Proxy Statement. We believe that this process will allow us to provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of the Annual Meeting.

11.	Q:	Can I vote my shares by filling out and returning the Notice of Internet Availability of Proxy Materials?

	A:	No. The Notice only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice and returning it. The Notice provides instructions on how to cast your vote.

12.	Q:	What does it mean if I receive more than one notice regarding the Internet availability of proxy materials or more than one set of printed proxy materials?

	A:	If you hold your shares in more than one account, you may receive a separate Notice of Internet Availability of Proxy Materials or a separate set of printed proxy materials, including a separate proxy card or voting instruction card, for each account. To ensure that all of your shares are voted, please vote by telephone or by Internet or sign, date, and return a proxy card or voting card for each account.

13.	Q:	What if I own shares through the Company’s 401(k) plan?

	A:	If you own shares that are held in our 401(k) plan, the trustees of the 401(k) plan will vote those shares.

14.	Q:	What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner”?

	A:	You are a “beneficial owner” if your shares are held in a brokerage account, including an Individual Retirement Account, by a bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting. Your broker, bank or other nominee has provided you with voting instructions.

You are a “stockholder of record” if your shares are registered directly in your name with the Company’s transfer agent.

15.	Q:	What if a beneficial owner does not provide the stockholder of record with voting instructions for a particular proposal?

	A:	If you are a beneficial owner and you do not provide the stockholder of record with voting instructions for a particular proposal, your shares may constitute “broker non-votes” with respect to that proposal. “Broker non-votes” are shares held by a broker, bank or other nominee with respect to which the holder of record does not have discretionary power to vote on a particular proposal and with respect to which instructions were never received from the beneficial owner. Shares that constitute broker non-votes with respect to a particular proposal will not be considered present and entitled to vote on that proposal at the Annual Meeting even though the same shares will be considered present for purposes of establishing a quorum and may be entitled to vote on other proposals. However, in certain circumstances, such as the appointment of the independent registered public accounting firm, the broker, bank or other nominee has discretionary authority and therefore is permitted to vote your shares even if the broker, bank or other nominee does not receive voting instructions from you. The amendment to the Company’s Certificate of Incorporation, election of directors, and the advisory vote on the Company’s executive compensation are not considered “routine” matters and as a result, your broker, bank or other nominee will not have discretion to vote on these matters at the Annual Meeting unless you provide applicable instructions to do so. Therefore, we strongly encourage you to follow the voting instructions on the materials you receive.

16.	Q:	What is the requirement to conduct business at the Annual Meeting?

	A:	In order to conduct business at the Annual Meeting, a “quorum” must be established. A “quorum” is a majority in voting power of the outstanding shares of common stock. A quorum must be present in person or represented by proxy at the Annual Meeting for business to be conducted. As discussed below, abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum.

17.	Q:	How are votes counted?

	A:	Shares of common stock that reflect abstentions are treated as present and entitled to vote for the purposes of establishing a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote. However, abstentions do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of a plurality. Shares of common stock that reflect broker non-votes are treated as present and entitled to vote for the purposes of establishing a quorum. However, for the purposes of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter, even though those shares are considered present and entitled to vote for the purposes of establishing a quorum and may be entitled to vote on other matters.

18.	Q:	What is the voting requirement to approve each proposal?

	A:	For Proposal No. 1 to amend our Certificate of Incorporation to declassify the Board to be approved, a majority of our outstanding stock entitled to vote thereon must approve the proposal. Abstentions and broker non-votes will have the effect of a negative vote. Directors are elected by a plurality. Therefore, if Proposal No. 1 to declassify the Board is approved, the eight nominees for election who receive the most votes will be elected; if Proposal No. 1 to declassify the Board is not approved, the two nominees for election to serve on the Board until the 2016 Annual Meeting of Stockholders who receive the most votes will be elected. Abstentions and broker non-votes will not affect the outcome of the election of directors. For Proposals No. 4 and 5 to be approved, the proposal must receive the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote on the proposal. In determining the outcome of Proposals No. 4 and 5, abstentions have the effect of a negative vote, but broker non-votes will not affect the outcome.

19.	Q:	What happens if additional matters (other than the proposals described in this Proxy Statement) are presented at the Annual Meeting?

	A:	The Board is not aware of any additional matters to be presented for a vote at the Annual Meeting; however, if any additional matters are properly presented at the Annual Meeting, your proxy gives Gary D. Burnison and Robert P. Rozek authority to vote on those matters in their discretion.

20.	Q:	Who will bear the cost of the proxy solicitation?

	A:	The entire cost of the proxy solicitation will be borne by the Company. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners.

PROPOSAL NO. 1—AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO

DECLASSIFY OUR BOARD OF DIRECTORS AND PROVIDE FOR ANNUAL ELECTIONS OF

ALL DIRECTORS

We are asking you to approve an amendment to our Certificate of Incorporation to declassify the Board and provide for annual elections of all directors commencing with the Annual Meeting. Article VIII of our Certificate of Incorporation currently provides that the Board shall be divided into three classes, with members of each class of directors serving a three-year term. The classification of the Board results in staggered elections, with a different class of directors standing for election every third year. The current terms of our director classes expire as follows: Class 2013 director term expires at the Annual Meeting; Class 2014 director term expires at the 2014 Annual Meeting of Stockholders; and Class 2015 director term expires at the 2015 Annual Meeting of Stockholders.

Following stockholder approval, on an advisory basis, at the 2012 Annual Meeting of Stockholders of a stockholder proposal to declassify the Board, the Board and the Nominating and Corporate Governance Committee conducted a full review regarding the potential declassification of the Board and moving to annual elections of all directors. Following the completion of that review and consideration of the results of the stockholder vote, the Nominating and Corporate Governance Committee recommended to the Board that a proposal to amend the Company’s Certificate of Incorporation to provide for annual elections for all directors commencing with the Annual Meeting be submitted to the stockholders for approval. The Board, upon the recommendation of the Nominating and Corporate Governance Committee and consideration of the non-binding stockholder vote at the 2012 Annual Meeting of Stockholders, has determined that declassification of the Board is advisable and in the best interests of the Company and its stockholders.

If the amendment to our Certificate of Incorporation is adopted and approved by our stockholders, we will file the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Delaware Secretary”) immediately following the vote at the Annual Meeting and such amendment will be in effect immediately upon such filing. We expect to make this filing before the vote is taken to elect directors at the Annual Meeting so that if the amendment to our Certificate of Incorporation is adopted it will become effective when the vote is taken to elect directors. The directors currently serving in Class 2014 and Class 2015 have indicated their support for the elimination of the Company’s staggered board structure by agreeing to resign from their current classes of directors if they are elected to new one-year terms at the Annual Meeting. Thus, all eight members of the Board will be standing for election at the Annual Meeting, if the proposed declassification amendment is adopted. In the event this Proposal No. 1 is not adopted, a director serving in Class 2014 or Class 2015 will, in accordance with Delaware law, remain in office until the 2014 Annual Stockholder Meeting or the 2015 Annual Stockholder Meeting, respectively, or until such director’s earlier death, resignation or removal.

Under Delaware corporate law, directors of companies that have a classified Board structure may be removed only for cause unless their certificate of incorporation provides otherwise. However, directors of companies that do not have a classified structure may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors. Accordingly, in conjunction with our proposal to declassify our Board, we are proposing to amend Article X of our Certificate of Incorporation to eliminate the provision that allows stockholders to remove our directors only for cause. Thus, whereas under the current provisions of Article X, a director is removable only for cause by the holders of a majority of the outstanding shares entitled to vote at an election of directors, following the adoption of the amendment to our Certificate of Incorporation a director will be removable, either for cause or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

The foregoing description of the proposed amendments to our Certificate of Incorporation is a summary and is qualified by and subject to the full text of the proposed amendment, which is attached to this Proxy Statement as Appendix A. Additions of text to our Certificate of Incorporation contained in Appendix A are indicated by double underlining and deletions of text are indicated by strike-outs.

Similar to our Certificate of Incorporation, our Second Amended and Restated Bylaws (the “Bylaws”) contain provisions concerning the classification of the Board. If this Proposal No. 1 is approved, our Board will amend Article III of the Bylaws to implement the proposed declassification of the Board and appropriate conforming changes, including (i) eliminating Section 3(c), which provides for the division of the Board into three classes, (ii) amending existing Section 3(e) to provide for directors to hold office until the next annual meeting of stockholders (as opposed to the third year following the year of their election) and the due election and qualification of their successors or until their earlier death, resignation or removal, (iii) amending existing Section 3(f) to provide for removal of directors or the entire Board for cause or without cause by the holders of a majority of the shares then entitled to vote at the election of directors, and (iv) amending Section 4 to provide that directors elected to fill vacancies on the Board will serve for a term ending at the next annual meeting of stockholders following their election (as opposed to at which the class of which he is a member becomes subject to re-election). If this Proposal No. 1 is not approved, the Board will not amend the Bylaws with respect to declassification.

If this Proposal No. 1 is not approved by the Company’s stockholders, then the election of the two Class 2016 director nominees as set forth in Proposal No. 3 shall proceed under the Certificate of Incorporation as currently in effect. In such case, the Class 2016 director nominees shall be elected for a term expiring at the 2016 Annual Meeting of Stockholders and the Class 2014 and Class 2015 directors shall serve the remaining terms of such class.

Required Vote

The affirmative vote of a majority of the shares of our common stock outstanding on the Record Date is required for approval of the proposal to amend our Certificate of Incorporation.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the amendment to our Certificate of Incorporation to declassify our Board and to allow for the removal of directors without cause.

PROPOSAL NO. 2—ELECTION OF DIRECTORS

PROPOSAL NO. 2 WILL BE VOTED UPON ONLY IF OUR STOCKHOLDERS APPROVE PROPOSAL NO. 1

If our stockholders approve Proposal No. 1 at the Annual Meeting, our stockholders will be asked to consider eight nominees for election to our Board to serve for a one year term until the 2014 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. If our stockholders do not approve Proposal No. 1, this Proposal No. 2 will not be submitted to a vote of our stockholders at the Annual Meeting and instead Proposal No. 3 (Election of Class 2016 Directors) will be submitted in its place.

The names of the eight nominees for director and their current position and office with the Company are set forth below. Detailed biographical information regarding each of these nominees is provided in this Proxy Statement under the heading “Board of Directors.” All of the nominees, with the exception of Mr. Burnison, have been determined by the Board to be independent. Our Nominating and Corporate Governance Committee has reviewed the qualifications of each of the nominees and has recommended to the Board that each nominee be submitted to a vote at the Annual Meeting.

All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board. The Company did not receive any stockholder nominations for director. Proxies cannot be voted for more than the number of nominees named in this Proxy Statement.

Name	Position with Korn/Ferry
Gary D. Burnison	Chief Executive Officer and Director
William R. Floyd	Director
Jerry P. Leamon	Director
Edward D. Miller	Director
Debra J. Perry	Director
Gerhard Schulmeyer	Director
George T. Shaheen	Director and Non-Executive Chairman of the Board
Harry L. You	Director

Required Vote

Directors are elected by a plurality of the votes cast. Therefore, the eight nominees who receive the highest number of votes will be elected as directors.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” each of the nominees named above for election as a director.

PROPOSAL NO. 3—ELECTION OF CLASS 2016 DIRECTORS

PROPOSAL NO. 3 WILL NOT BE VOTED UPON IF OUR STOCKHOLDERS APPROVE PROPOSAL NO. 1

Our Certificate of Incorporation currently provides for a classified Board. Each person elected as a Class 2016 director at the Annual Meeting will serve a three-year term expiring on the date of the 2016 Annual Meeting of Stockholders. Our Board has nominated Edward D. Miller and Gary D. Burnison for election as Class 2016 directors at the Annual Meeting—ONLY in the event Proposal No. 1 is NOT APPROVED and the Board remains classified. Information about each of the nominees as of the date of this Proxy Statement, including their current positions and offices, business experience, director positions held currently or at any time during the last five years, tenure as a Korn/Ferry director, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and our Board to determine that the nominees should serve as one of our directors is set forth under the heading “Board of Directors.” In the event Proposal No. 1 is NOT APPROVED and the Class 2016 nominees standing for election at the Annual Meeting are elected, the directors will serve in the classes specified below:

Name	Class 2016 Directors (Standing for election for a term expiring at the 2016 Annual Meeting of Stockholders)	Class 2014 Directors (Term expires at the 2014 Annual Meeting of Stockholders)	Class 2015 Directors (Term expires at the 2015 Annual Meeting of Stockholders)
Gary D. Burnison	X
William R. Floyd			X
Jerry P. Leamon			X
Edward D. Miller	X
Debra J. Perry		X
Gerhard Schulmeyer		X
George T. Shaheen			X
Harry L. You		X

All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board.

Required Vote

Directors are elected by a plurality of the votes cast. Therefore, the two nominees who receive the highest number of votes will be elected as directors.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” each of the nominees named above for election as a Class 2016 director.

PROPOSAL NO. 4—RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has approved the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2014. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since March 2002. Ernst & Young LLP has unrestricted access to the Audit Committee to discuss audit findings and other financial matters. Neither the Company’s Certificate of Incorporation nor its Bylaws requires that the stockholders ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, we are requesting ratification because we believe it is a matter of good corporate practice. If the Company’s stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP, but may, nonetheless, retain Ernst & Young LLP as the Company’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in their discretion may change the appointment at any time if they determine that such change would be in the best interests of the Company and its stockholders. Representatives of Ernst & Young LLP will attend the Annual Meeting to answer appropriate questions and may also make a statement if they so desire.

Required Vote

Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of those shares present, either in person or by proxy, and entitled to vote at the Annual Meeting.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2014.

PROPOSAL NO. 5—ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

In accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and more specifically, Section 14A of the Exchange Act which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are asking stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement. Our executive compensation program is designed to support the Company’s long-term success. As described below in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation and Personnel Committee has structured our executive compensation program to achieve the following key objectives:

•

provide compensation packages to our executives that are competitive with other major executive recruitment firms, a broader group of human capital companies and similarly-sized publicly traded companies;

•

closely tie individual annual cash incentive and equity-based awards to the performance of the Company as a whole, or one or more of its divisions or business units as well as to the team and individual performance of the named executive officer; and

•

align the interests of senior management with those of our stockholders through direct ownership of Company common stock and by providing a meaningful portion of each named executive officer’s total compensation in the form of equity-based incentives.

We urge stockholders to read the “Compensation Discussion and Analysis” below, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative below which provide detailed information on the compensation of our named executive officers. The Compensation and Personnel Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has supported and contributed to the Company’s success.

We are asking stockholders to approve the following advisory resolution at the 2013 Annual Meeting of Stockholders:

RESOLVED, that the stockholders of Korn/Ferry International (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s 2013 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation and Personnel Committee will carefully review and consider the voting results when evaluating our executive compensation program.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the Company’s executive compensation.

THE BOARD OF DIRECTORS

The Company’s Certificate of Incorporation currently provides that the number of directors shall not be fewer than eight nor more than fifteen, with the exact number of directors within such limits to be determined by the Board. Currently, the Board is comprised of eight directors, divided into three classes, with one class elected at each annual meeting of stockholders, and with directors of each class elected to serve for three year terms. If Proposal No. 1 is approved at the Annual Meeting, the Board will be declassified and all directors will serve a one-year term and be elected on an annual basis at each annual meeting of stockholders. If Proposal No. 1 is not approved at the Annual Meeting, the classified structure will be maintained and the two directors named in Proposal No. 3 will stand for election for a three year term at the Annual Meeting.

Director Qualifications

The Board believes that the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee the Company’s business. In addition, the Board believes there are certain attributes every director should possess, as reflected in the Board’s membership criteria discussed below. Accordingly, the Board and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

The Nominating and Corporate Governance Committee is responsible for developing and recommending Board membership criteria to the full Board for approval. The criteria, which are set forth in the Company’s Corporate Governance Guidelines, include a reputation for integrity, honesty and adherence to high ethical standards, strong management experience, current knowledge and contact in the Company’s industry or other industries relevant to the Company’s business, and the ability to commit sufficient time and attention to Board and Committee activities. The Nominating and Corporate Governance Committee seeks a variety of occupational, educational, and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and to enhance the diversity of the Board in such areas as professional experience, geography, race, gender, ethnicity and age. While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, the Nominating and Corporate Governance Committee does believe it is essential that Board members represent diverse viewpoints and backgrounds. The Nominating and Corporate Governance Committee periodically evaluates the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future, given the Company’s current situation and strategic plans. This periodic assessment enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company’s needs evolve and change over time and to assess effectiveness of efforts at pursuing diversity. In identifying director candidates from time to time, the Nominating and Corporate Governance Committee may establish specific skills and experience that it believes the Company should seek in order to constitute a balanced and effective board.

In evaluating director candidates, and considering incumbent directors for renomination to the Board, the Nominating and Corporate Governance Committee takes into account a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments, and experience, each in light of the composition of the Board as a whole and the needs of the Company in general, and for incumbent directors, past performance on the Board. The table below sets forth information about each of the nominees for director, including each such person’s specific experience, qualifications, attributes and skills that led our Board to conclude that such nominee/director should serve on our Board. The process undertaken by the Nominating and Corporate Governance Committee in recommending qualified director candidates is described below under “Corporate Governance—Board Committees—Nominating and Corporate Governance Committee.”

Name	Age	Business Experience	Director Since
Gary D. Burnison	52	Mr. Burnison has served as President and Chief Executive Officer of the Company since July 2007. He was the Executive Vice President and Chief Financial Officer of the Company from March 2002 until June 30, 2007. He also served as Chief Operating Officer of the Company from October 2003 until June 30, 2007. From 1999 to 2001, Mr. Burnison was Principal and Chief Financial Officer of Guidance Solutions and from 1995 to 1999 he served as an executive officer and member of the board of directors of Jefferies and Company, Inc., the principal operating subsidiary of Jefferies Group, Inc. Prior to that, Mr. Burnison was a partner at KPMG Peat Marwick. Mr. Burnison’s current service as the President and Chief Executive Officer and formerly as Chief Operating Officer brings to the Board in-depth knowledge of the Company’s business, operations, employees and strategic opportunities.	2007

William R. Floyd	68	Mr. Floyd served as Chairman of the Board of Buffet Holdings, Inc., which through its subsidiaries, owns and operates a chain of restaurants in the United States, from June 2009 to July 2012. He has over 30 plus years of experience in service industries, including restaurants, lodging and healthcare. His prior positions include, among others, Chairman and Chief Executive Officer of Physiotherapy Associates (which was formed by the merger of Benchmark Medical, Inc. and Physiotherapy Corporation), the second largest provider of outpatient physical rehabilitation services in the United States, from June 2007 to February 2009; Chairman and Chief Executive Officer of Benchmark Medical, Inc. from November 2006 to June 2007; Chairman and Chief Executive Officer of Beverly Enterprises, Inc. from December 2001 to March 2006 (he joined Beverly Enterprises in April 2000 as President and Chief Operating Officer), President and Chief Executive Officer of Choice Hotels International from October 1996 to May 1998; and various executive positions within PepsiCo Inc.’s restaurant group from December 1989 to September 1996, including as Chief Operating Officer of Kentucky Fried Chicken from August 1994 through July 1995 and as Chief Operating Officer of Taco Bell Corp. from July 1995 until September 1996. Mr. Floyd currently serves on the Board of Directors of CCS Medical, a privately held company and a leading provider of home delivery of medical equipment and diabetic supplies, as Chairman of the Board of Trustees of Valley Forge Military Academy and College, is on the Board of Overseers at the University Pennsylvania School of	2012

Name	Age	Business Experience	Director Since
		Nursing and a member of the Union League of Philadelphia. Mr. Floyd’s extensive executive management experience in the service industry and board experiences allow him to bring valuable insight and knowledge to the Board.

Jerry Leamon	62	Mr. Leamon was most recently Global Managing Director for Deloitte & Touche having responsibility for all of Deloitte’s businesses at a global level. In a career of almost 40 years; 31 of which as a partner, he held numerous roles of increasing responsibility. Previously, he served as the leader of the tax practice; both in the U.S. and globally, and had responsibility as Global Managing Director for all client programs including industry programs, marketing communication and business development. In addition, he was leader of the M&A practice for over ten years. Throughout his career he has served some of the firm’s largest clients. Mr. Leamon serves on a number of advisory boards of privately held companies and non-profit organizations, including Geller & Company, G3 and Americares Foundation. He is also a member of the University of Cincinnati Foundation and Board and serves as a member of the Business Advisory Council of the Carl H. Lindner School of Business. Mr. Leamon is also a certified public accountant. Mr. Leamon’s financial accounting expertise, extensive global professional services experience, and past and current leadership roles allow him to bring valuable insight and knowledge to the Board.	2012

Edward D. Miller	72	Mr. Miller is the former President and Chief Executive Officer of AXA Financial, Inc., where he held such positions from August 1997 through May 2001. During that time, he also served as Chairman and Chief Executive Officer of AXA Financial, Inc.’s principal subsidiary, AXA Client Solutions, and as a director of AXA Financial, Equitable Life, Alliance Capital and Donaldson, Lufkin & Jenrette. He also served as a member of the supervisory board and as a senior advisor to the Chief Executive of AXA Group from June 2001 through April 2003. Prior to joining AXA Financial, Mr. Miller enjoyed a successful 35-year career in banking. Mr. Miller began his banking career at Manufacturers Hanover Trust, where he garnered increasing responsibility and recognition. In 1988, he was named Vice Chairman, a position he held until 1991, when the company merged with Chemical Bank. Three years later, he was elected President. In 1996, upon the merger with Chase Manhattan, he became Senior Vice Chairman. While at Chase, Mr. Miller directed two of the largest financial services combinations in history at the time—the successful mergers of The Chase Manhattan Corporation and Chemical Bank and of Chemical Bank and Manufacturers Hanover Trust. Currently, in addition to his service as a director of the Company, he is also a director and member of the compensation committee of American Express Company and a member of the Advisory Boards of CAI and Hudson Clean Energy and previously served as a director of KeySpan Corporation and TOPPS Company, Incorporated. Mr. Miller’s executive management, board and committee chair experience allow him to bring valuable insight and specific knowledge to the Board.	2002

Name	Age	Business Experience	Director Since
Debra J. Perry	62	Ms. Perry currently serves on the boards of directors of two mutual funds, BofA Funds Series Trust (elected June 2011) and the Sanford C. Bernstein Fund, Inc. (elected July 2011), is a member of the board of PartnerRe, a Bermuda-based reinsurance company (elected June 2013), and is a member of the Executive Committee of the Committee for Economic Development in Washington, D.C. (since September 2012). From 2004 to 2008, Ms. Perry served on the board of directors of MBIA Inc. and from 2004 to 2011 she was a member of the board of directors and chair of the human resources and compensation committee of CNO Financial Group, Inc. She worked at Moody’s Corporation from 1992 to 2004. From 2001 to 2004, Ms. Perry was a senior managing director in the Global Ratings and Research Unit of Moody’s Investors Service, Inc. where she oversaw the Americas Corporate Finance, Leverage Finance and Public Finance departments. From 1999 to 2001, Ms. Perry served as Chief Administrative Officer and Chief Credit Officer, and from 1996 to 1999, she was a group managing director for the Finance, Securities and Insurance Rating Groups of Moody’s Corporation. Ms. Perry has also been a managing member of Perry Consulting LLC, an advisory firm specializing in credit risk management and governance within the financial industry since 2008. Ms. Perry’s executive management, corporate governance, finance and analytical expertise and her board and committee experiences allow her to bring valuable insight and knowledge to the Board.	2008

Gerhard Schulmeyer	74	Mr. Schulmeyer is owner of Gerhard LLC, a management consulting company. From January 2002 to July 2006, Mr. Schulmeyer was Professor of Practice at the MIT Sloan School of Management. Mr. Schulmeyer also served as President and Chief Executive Officer of Siemens Corporation, the holding company for the U.S. business of Siemens AG (Munich, Germany), a world leader in electrical engineering and electronics in the information and communications, automation and control, power, transportation, medical and lighting fields, from 1999 until 2001. From 1994 through 1998, Mr. Schulmeyer was President and Chief Executive Officer of Siemens Nixdorf, Munich/Paderborn. Mr. Schulmeyer previously served on the board of directors of Alcan Inc. from July 1996 to October 2007, Zurich Financial Services from July 1998 to April 2007, and Ingram Micro, Inc. from July 1999 to June 2010. Mr. Schulmeyer’s senior executive management positions in large multi-national corporations, and his international operational experience, business acumen, academic credentials, and board and committee experience allow him to bring valuable insight and knowledge to the Board.	1999

George T. Shaheen	69	Mr. Shaheen was Chairman and Chief Executive Officer of Entity Labs, a privately held technology solution company from 2006 through 2009. He was Chief Executive Officer of Siebel Systems, Inc., a CRM software company, which was purchased by Oracle in January 2006, from April 2005 to January 2006. He was Chief Executive Officer and Global Managing Partner of Andersen Consulting, which later became Accenture, from 1989 to 1999. He	2009

Name	Age	Business Experience	Director Since
		then became CEO and Chairman of the Board of Webvan Group, Inc. from 1999 to 2001. Mr. Shaheen serves on the boards of NetApp, PRA International, 24/7 Customer, and Univita Health. He is a member of the Advisory Board of the Marcus & Millichap Company, and the Strategic Advisory Board of Genstar Capital. From 2007 until 2011, Mr. Shaheen served on the board of directors of newScale and Voxify. He has served as IT Governor of the World Economic Forum, and was a member of the Board of Advisors for the Northwestern University Kellogg Graduate School of Management. He has also served on the Board of Trustees of Bradley University. Mr. Shaheen received a BS degree and a MBA from Bradley University. Mr. Shaheen’s executive management, consulting, board and advisory experiences allow him to bring valuable insight and knowledge to the Board.

Harry L. You	54	Mr. You has served as Executive Vice President, Office of the Chairman, of EMC Corporation, an information infrastructure solutions company, since February 2008. Mr. You was the Chief Executive Officer of BearingPoint, Inc., a management and technology consulting company, from March 2005 until November 2007. Mr. You was the Chief Financial Officer and Executive Vice President of Oracle Corporation from July 2004 through March 2005. From July 2001 through July 2004, Mr. You was the Chief Financial Officer of Accenture Ltd. Prior to that, he was a managing director with Morgan Stanley, a subsidiary of Morgan Stanley & Co., Inc., and Senior Vice President of the General Industrial Group at Lehman Brothers Inc. Mr. You’s executive management, financial accounting expertise and technology sector experience allow him to bring valuable insight and knowledge to the Board.	2004

CORPORATE GOVERNANCE

The Board held twelve meetings during fiscal 2013. Each of the directors except for former director Baroness Denise Kingsmill attended at least 75% of the Board meetings and the meetings of committees of which they were members in fiscal 2013. Directors are expected to attend each annual meeting of stockholders. All directors attended the 2012 Annual Meeting of Stockholders in person other than one former director and one current director.

Director Independence

The Board has determined that as of the date hereof a majority of the Board is “independent” under the independence standards of the New York Stock Exchange (“NYSE”). The Board has determined that the following directors and director-nominees are “independent” under the independence standards of the NYSE: Jerry Leamon, Edward Miller, Debra J. Perry, Gerhard Schulmeyer, Harry L. You, George T. Shaheen and William R. Floyd, and that former directors Baroness Denise Kingsmill and Kenneth Whipple were “independent” under the NYSE standards during the portion of fiscal 2013 when they served as directors. For a director to be “independent”, the Board must affirmatively determine that such director does not have any material relationship with the Company. To assist the Board in its determination, the Board reviews director independence in light of the categorical standards set forth in the NYSE’s Listed Company Manual. Under these standards, a director cannot be deemed “independent” if, among other things:

•	the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company;

•

the director has received, or has an immediate family member who received, during any 12 month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•

(1) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor, (2) the director is a current employee of such a firm, (3) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit, or (4) the director or an immediate family member was within the last three years a partner or employee of such firm and personally worked on the Company’s audit within that time;

•

the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serve or served on that company’s compensation committee; or

•

the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues.

The independent directors of the Board meet regularly in executive sessions outside the presence of management. Mr. George Shaheen, as Chair of the Board, currently presides at all executive sessions of the independent directors. Subject to his reelection at the Annual Meeting or continuation as a Class 2015 Director, as the case may be, Mr. Shaheen will continue in this role following the Annual Meeting.

Board Leadership Structure

The Company’s Corporate Governance Guidelines provide that the Board is free to select its Chair and CEO in the manner it considers to be in the best interests of the Company and that the role of Chair and CEO may be filled by a single individual or two different persons. This provides the Board with flexibility to decide what leadership structure is in the best interest of the Company at any point in time. Currently, the Board is led by an independent, non-executive Chair, Mr. George Shaheen. Mr. Shaheen will continue to serve as Chair of the Board, subject to his reelection as a director at the Annual Meeting or continuation as a Class 2015 Director, as the case may be. The Board has determined that having an independent director serve as Chair of the Board is in the best interests of the Company at this time as it allows the Chair to focus on the effectiveness and independence of the Board while the CEO focuses on executing the Company’s strategy and managing the Company’s business. In the future, the Board may determine that it is in the bests interests of the Company to combine the role of Chair and CEO.

Board’s Oversight of Enterprise Risk and Risk Management

The Board plays an active role, both as a whole and also at the committee level, in overseeing management of the Company’s risks. Management is responsible for the Company’s day-to-day risk management activities. The Company has established an enterprise risk framework for identifying, aggregating and evaluating risk across the enterprise. The risk framework is integrated with the Company’s annual planning, audit scoping and control evaluation management by its internal auditor. The review of risk management is a dedicated periodic agenda item for the Audit Committee, whose responsibilities include periodically reviewing management’s financial risk assessment and risk management policies, the Company’s major financial risk exposures, and the steps management has taken to monitor and control such exposures. The Company’s other Board committees also consider and address risk during the course of their performance of their committee responsibilities. Specifically, the Compensation and Personnel Committee reviews the risks related to the Company’s compensation programs for senior management, discussed in more detail below, and the Nominating and Corporate Governance Committee oversees risks associated with operations of the Board and its governance structure. Further, the General Counsel periodically reports on litigation and other legal risks that may affect the Company to the Board. The full Board monitors risks through regular reports from each of the Committee chairs and the General Counsel, and is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters. We believe the division of risk management responsibilities described above provides an effective framework for evaluating and addressing the risks facing the Company, and that our Board leadership structure supports this approach because it allows our independent directors, through the independent committees and non-executive Chair, to exercise effective oversight of the actions of management.

Assessment of Risk Related to Compensation Programs. During fiscal 2013, the Company completed its annual inventory of executive and non-executive compensation programs globally, with particular emphasis on incentive compensation plans and programs. Based on this inventory, the Company evaluated the primary components of its compensation plans and practices to identify whether those components, either alone or in combination, properly balanced compensation opportunities and risk. As part of this inventory, several factors were noted that reduce the likelihood of excessive risk taking. These factors include: balancing performance focus between near-term objectives and long-term stockholder value creation; issuing equity awards that vest over multi-year time horizons; and maintaining stock ownership guidelines and a clawback policy applicable to our executive officers. Furthermore, the Compensation Committee retains its own independent compensation consultant to provide input on executive pay matters, meets regularly, and approves all performance goals, award vehicles, and pay opportunity levels for senior management. As a result of this evaluation, the Company concluded that risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse impact on the Company.

Board Committees

Although the full Board considers all major decisions, the Company’s Bylaws permit the Board to have the following standing committees to more fully address certain areas of importance: (1) an Audit Committee, (2) a Compensation and Personnel Committee and (3) a Nominating and Corporate Governance Committee. The members of the standing committees as of the date hereof are set forth in the table below:

Name	Audit	Compensation and Personnel	Nominating and Corporate Governance
William Floyd		X
Jerry Leamon	X
Edward D. Miller		X	X (Chair)
Gerhard Schulmeyer		X (Chair)	X
George T. Shaheen			X
Debra J. Perry	X (Chair)
Harry L. You	X

Audit Committee. Among other things, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, reviews the independent registered public accounting firm’s qualifications and independence, reviews the plans and results of the audit engagement with the independent registered public accounting firm, approves professional services provided by the independent registered public accounting firm, approves financial reporting principles and policies, considers the range of audit and non-audit fees, reviews the adequacy of the Company’s internal accounting controls and works to ensure the integrity of financial information supplied to stockholders. The Audit Committee is also available to receive reports, suggestions, questions and recommendations from the Company’s independent registered public accounting firm, the Chief Financial Officer and the General Counsel. It also confers with these parties in order to help assure the sufficiency and effectiveness of the programs being followed by corporate officers in the area of compliance with legal and regulatory requirements, business conduct and conflicts of interest. The Audit Committee is composed entirely of non-employee directors whom the Board has determined are “independent directors” under the applicable listing standards of the NYSE and the applicable rules of the Securities and Exchange Commission (“SEC”). The Board, in its business judgment, has determined that Messrs. You and Leamon qualify as “audit committee financial experts” as that term is defined in Item 407(d)(5) of Regulation S-K under the Exchange Act, and that Ms. Perry is “financially literate,” under the NYSE rules. The Audit Committee met eleven times in fiscal 2013. The Audit Committee operates pursuant to a written charter adopted by the Board, which is available on the Company’s website at www.kornferry.com in the Corporate Governance section of the About Us webpage and in print to any stockholder that requests it. Any such request should be addressed to Korn/Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary.

Compensation and Personnel Committee. Among other things, the Compensation and Personnel Committee approves and oversees the Company’s compensation programs, including cash and equity-based incentive programs provided to members of the Company’s senior management group, including the Company’s Chief Executive Officer, Chief Financial Officer and other named executive officers, reviews the compensation of directors for service on the Board and its committees, and approves or recommends to the Board, as required, specific compensation actions, including salary adjustments, annual cash incentives, stock option grants and employment and severance arrangements for the Chief Executive Officer and other executive officers. The Compensation and Personnel Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee consisting solely of members of the Compensation and Personnel Committee who are non-employee directors and outside directors. The Board has determined that all members of the Compensation and Personnel Committee are “independent directors” under the applicable listing standards of the NYSE. The Compensation and Personnel Committee met seven times during fiscal 2013. The Compensation and Personnel Committee operates pursuant to a written charter adopted by the Board, which is available on the

Company’s website at www.kornferry.com in the Corporate Governance section of the About Us webpage and in print to any stockholder that requests it. Any such request should be addressed to Korn/Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary.

Nominating and Corporate Governance Committee. Among other things, the Nominating and Corporate Governance Committee recommends criteria to the Board for the selection of nominees to the Board, evaluates all proposed nominees, recommends nominees to the Board to fill vacancies on the Board, and, prior to each annual meeting of stockholders, recommends to the Board a slate of nominees for election to the Board by the stockholders at the annual meeting. In evaluating nominations, the Nominating and Corporate Governance Committee considers a variety of criteria, including business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities and the absence of potential conflicts with the Company’s interests. While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, it also takes into account the diversity of the Board when considering director nominees. The Board has determined that all members of the Nominating and Corporate Governance Committee are “independent directors” under the applicable listing standards of the NYSE. The Nominating and Corporate Governance Committee met four times in fiscal 2013. The Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by the Board, which is available on the Company’s website at www.kornferry.com in the Corporate Governance section of the About Us webpage and in print to any stockholder that requests it. Any such request should be addressed to Korn/Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary. Stockholders may recommend director nominees by mailing submissions to Korn/Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary. Any stockholder recommendations for director are evaluated in the same manner as all other candidates considered by the Nominating and Corporate Governance Committee.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that is applicable to all directors, employees and officers (including the Company’s Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer). Among other things, the Code of Business Conduct and Ethics requires directors, employees and officers to maintain the confidentiality of all information entrusted to them (except when disclosure is authorized or legally mandated); to deal fairly with the Company’s clients, service providers, suppliers, competitors and employees; to protect Company assets; and for those who have a role in the preparation and/or review of information included in the Company’s public filings, to report such information accurately and honestly. It also prohibits directors, employees and officers from using or attempting to use their position at the Company to obtain an improper personal benefit. The Code of Business Conduct and Ethics is available on the Company’s website at www.kornferry.com in the Corporate Governance section of the About Us webpage and in print to any stockholder that requests it. Any such request should be addressed to Korn/Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary. We intend to post on the Company’s website amendments, if any, to the Code of Business Conduct and Ethics, as well as any waivers thereunder, with respect to our officers and directors as required to be disclosed by the SEC and NYSE rules.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which among other things, impose limits on the number of directorships each member of the Board may hold (the Chief Executive Officer of the Company may not sit on more than two boards of directors of public companies (other than the Company), while all other directors may not sit on more than six boards of directors of public companies (other than the Company)); specifies the criteria to be considered for director candidates; and requires non-management directors to meet periodically without management. Additionally, the guidelines require that, when a director’s principal occupation or business association changes substantially during his or her tenure as a director, that director is required to provide written notice of such change to the chair of the Nominating and Corporate Governance Committee, and agree to resign from the Board if the Board determines to accept such resignation. The Nominating and Corporate Governance Committee must then review and assess the circumstances surrounding such change, and recommend to the Board any appropriate action to be taken. The Corporate Governance Guidelines are available on the Company’s website at www.kornferry.com in the Corporate Governance section of the About Us webpage and in print to any stockholder that requests it. Any such request should be addressed to Korn/Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary.

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

The Company’s executive compensation program is designed to align the interests of our named executive officers with the interests of our stockholders by rewarding them:

•    for effectively building stockholder value; and

•    for the achievement of both long-term and short-term strategic and operational goals.

The Company’s five overall strategic initiatives (see below under “Elements of Compensation & Decisions and Actions—Annual Cash Compensation” for more detail on these initiatives) are:

1.	Drive an integrated, solutions-based “go-to-market” strategy that utilizes all three of the Company’s services lines to develop customer relationships and product offerings customized to fit specific client needs;

2.	Deliver unparalleled client excellence;

3.	Extend and elevate the Company’s brand;

4.	Advance the Company as a premier career destination; and

5.	Pursue transformational opportunities along the broad Human Resources spectrum.

Our named executive officers in fiscal 2013 were Gary D. Burnison, President and Chief Executive Officer, Robert P. Rozek, Executive Vice-President and Chief Financial Officer, Ana Dutra, Former Executive Vice President and Chief Executive Officer of Leadership and Talent Consulting (“LTC”) until April 17, 2013, when she transitioned into a new role as Executive Vice President of LTC, Byrne Mulrooney, Chief Executive Officer of Korn/Ferry International Futurestep, Inc., (“Futurestep”) and Robert J. Heckman, President of LTC. Mr. Heckman became the President of LTC on April 23, 2013.

Fiscal 2013 Performance

Despite the continued uncertainty in the global economic environment, the Company improved its financial and operating performance during fiscal 2013. The Company’s performance reflected the contributions of the named executive officers and, consistent with the Company’s policy of tying cash and equity-based incentives to the performance of the Company, the awards to the named executive officers for fiscal 2013 reflect the Company’s performance.

During fiscal 2013, the Company achieved a number of favorable results including:

•	Highest All Time Fee Revenue. Fee Revenue for fiscal 2013 was $812.8 million, which represents the highest annual revenue for the Company in its 43 year history.

•	Increased Fee Revenue for LTC and Futurestep.

•	LTC reported fee revenue of $168.1 million in fiscal 2013 compared to $115.4 million in fiscal 2012, representing an increase of $52.7 million, or 46%.

•	Futurestep reported fee revenue of $122.2 million in fiscal 2013 compared to $113.9 million in fiscal 2012, representing an increase of $8.3 million, or 7%.

•

Strategic Acquisitions. During fiscal 2013, the Company continued its efforts to diversify its business and create the world’s preeminent leadership and talent consulting organization by acquiring Global Novations and PDI Ninth House.

•

Diversified Revenue Mix. Our LTC business concluded fiscal 2013 with an annual revenue run rate of $240 million (26% of the Company’s revenue mix). On an annual run rate basis, our Futurestep business generated 14% of the Company’s overall revenue mix.

•	Customer Loyalty. 88% of our top 50 clients now utilize at least two of our service lines.

•	Intellectual Technology Innovation. In fiscal 2013, we continued to invest in enhanced tools and knowledge management to gain a competitive advantage. Such investments included the following:

•

PALMS, which we acquired through the PDI acquisition, which is a sophisticated, cloud-based technology platform. PALMS provides the Company with a client-facing technology platform to launch all assessment activities, a centralized database to track and analyze all assessment data and an e-learning platform to launch interactive, simulation based learning modules.

•	Foresight, a new data aggregation warehouse for analytical reporting of Futurestep recruiting activities across internal systems and external clients’ applicant tracking systems.

•

Forte, a mobile/desktop application for career development and transitions that enables users to build a customized, personal development plan drawing on the ProSpective assessment and Lominger competencies.

•

ISearcher, which is an iOS mobile application that enables our consultants to conveniently manage their search assignments on their iPhone or iPad wherever they go, providing secure access to key information from the field.

•	Significant Advancements of Strategic Objectives. The Company made significant accomplishments in achieving its strategic objectives. See the table on pages 26-27 of this Proxy Statement.

•

The Company achieved at or above target performance in extending and elevating the Company’s brand, integrated “go-to market” solutions, advancing the Company as a premier career destination and preparing for growth and managing risk.

EXECUTIVE COMPENSATION PHILOSOPHY AND OVERSIGHT

Philosophy

The Company is a premier global provider of talent management solutions including executive recruitment, leadership consulting services and high impact recruitment solutions. The Company is uniquely positioned to help its clients with their human capital needs by assisting our clients to attract, engage, develop and reward their talent. The Company’s unique global positioning allows it to maintain enhanced brand visibility and to attract and retain high-caliber consultants. The Company provides its services to a broad range of clients through the expertise of more than 607 consultants located in 37 countries throughout the world. Accordingly, the Company’s executive officers must have the skills and experience to manage and motivate an organization spread over a large number of countries with varying business and regulatory environments. The market for these talented individuals is highly competitive. The Company’s compensation philosophy focuses on ensuring the right candidates can be attracted, retained and properly rewarded for their contributions.

The Compensation and Personnel Committee (the “Committee”) is guided by the following principles in establishing and assessing compensation programs and policies for the named executive officers:

•

Individual annual cash incentive and equity-based awards should be closely tied to the performance of the Company as a whole or one or more of its divisions or business units, as well as to the team and individual performance of the named executive officer;

•

The interests of senior management and the Company’s stockholders should be aligned through direct ownership of Company common stock and by providing a meaningful portion of each named executive officer’s total compensation in the form of equity-based incentives; and

•

Total compensation (base salary, annual cash incentive and long-term incentive payments) must be competitive with other major executive recruiting firms, a broader group of human capital companies and similarly-sized publicly traded companies.

Oversight of Compensation Programs

The Committee has direct responsibility for determining the compensation of the named executive officers, having been delegated authority by the Board for the oversight of compensation for the Company’s senior management and the Company’s overall compensation programs, including its stock incentive plan.

The Committee retains compensation consultants to assist it in assessing the competitiveness of the named executive officers’ compensation. Frederic W. Cook & Co, Inc. has provided services to the Committee since September 2010. Pursuant to the factors set forth in Item 407 of Regulation S-K of the Exchange Act, the Committee has reviewed the independence of Frederic W. Cook & Co and conducted a conflicts of interest assessment, and has concluded that Frederic W. Cook & Co is independent and Frederic W. Cook & Co’s work for the Committee has not raised any conflicts of interest. No other fees were paid to these compensation consultants except as such fees related to their services to the Committee.

Use of a Peer Group

The Company does not target or position named executive officer pay levels at a specific percentile level relative to a peer group. Rather, the Company reviews total compensation and the mix of the compensation components relative to the peer group as one of the factors in determining if compensation is adequate to attract and retain executive officers with the unique set of skills necessary to manage and motivate our global human capital management firm.

Because a number of the Company’s peer organizations are privately-held, precise information regarding executive officer compensation practices among the Company’s competitor group is difficult to obtain. In addition, even when such data is available, meaningful differences in size, complexity and organizational structure among the Company’s competitor group make direct comparisons of compensation practices challenging and require exercise of judgment. In assessing the competitiveness of the Company’s named executive officer compensation, the Committee relies on information obtained from the proxies of publicly-traded competitors, information derived from data obtained from other public sources with respect to competitor organizations, and the general knowledge of the Committee and its consultant with regard to the market for senior management positions.

During fiscal 2013, the Committee used the following companies as a peer group:

CBIZ, Inc.	Navigant Consulting, Inc.
FTI Consulting, Inc.	Resources Connection, Inc.
Heidrick & Struggles International, Inc.	Robert Half International Inc.
Huron Consulting Group Inc.	The Corporate Executive Board Company
ICF International, Inc.	The Dun & Bradstreet Corporation
Insperity, Inc.	Towers Watson & Co.
Kelly Services, Inc.	TrueBlue, Inc.
Kforce Inc.

This peer group was primarily selected based upon criteria such as business lines, operating model, customer base, revenue, market capitalization and entities with which the Company competes for stockholder investment. The peer group remained unchanged from fiscal 2012. Revenue and market capitalization data for this peer group and the Company are as follows:

	Market capitalization (as of 7/25/13)	Revenues*
Fiscal 2013 Peer Group Median	$847.54 million	$1.08 billion
Korn/Ferry**	$969.43 million	$812.8 million

*	Peer company revenues computed for 12 months ending as of the applicable company’s most recent annual report (as of July 25, 2013).
**	As of the Company’s fiscal year ended April 30, 2013.

While the Committee does not target a particular position relative to its peer group, in determining the salary, annual cash incentive and long-term incentive levels for each named executive officer, the Committee does consider the range of salary, annual cash incentive and long-term incentive levels that the peer group provides to similarly situated executives and intends that the levels provided to each named executive officer fall within that range. The salary, annual cash incentive and long-term incentive levels for fiscal 2013 fell within this range and are generally intended to be within the 25th to 75th percentile of the range.

ELEMENTS OF COMPENSATION & COMPENSATION DECISIONS AND ACTIONS

Base Salary

Base salary is intended to compensate named executive officers for services rendered during the fiscal year and to provide sufficient fixed cash income for retention and recruiting purposes. Named executive officer base salary levels are reviewed on an annual basis by the Committee. In addition to competitive data from the peer group, data is also obtained from other sources with respect to non-public competitor organizations. The Committee also incorporates its perspective and the market knowledge of its compensation consultant related to senior management positions in assessing base salary levels. Further, the Committee takes into consideration individual performance of each named executive officer and, with respect to the named executive officers other than the Chief Executive Officer, input from the Chief Executive Officer.

There were no changes to the base salaries of the Company’s named executive officers during fiscal 2013 as the Committee determined based on competitive data and general market knowledge that the base salary levels of the named executive officers were appropriate. Mr. Heckman’s salary was established during fiscal 2013 as a part of the arms-length negotiation of his offer letter.

Annual Cash Incentives

Annual cash incentives are intended to motivate and reward named executive officers for achieving performance and strategic goals over a one-year period. The Committee determines annual cash incentive amounts based upon a number of factors including performance goals, strategic objectives, competitive data, individual performance, and the terms of employment contracts, as described in more detail below. While the Committee does take into consideration performance against performance goals and strategic objectives for the year, it retains discretion in determining actual bonus payouts. Annual cash incentives are typically paid in cash, but the Committee has discretion to pay a portion of the annual cash incentive in equity or other long-term incentives. In the case of Ms. Dutra and Mr. Mulrooney, their annual cash incentive awards and annual long-term incentive awards are determined in the aggregate on the basis of the aforementioned factors. The performance goals with respect to our annual incentive program typically include financial metrics such as fee revenue, operating margin (for Mr. Burnison and Mr. Rozek), and EPS. The Company also typically selects various strategic objectives such as recruiting and retention, productivity of consultants, diversification of revenues, brand awareness and customer satisfaction. For fiscal 2013, the goals and weightings for named executive officers were as follows:

Named Executive Officer	Company-Level Operating Results	Business Unit Operating Results	Strategic Key Performance Indicators (“KPIs”)	Individual Performance
Mr. Burnison	50%	—	50%	—
Mr. Rozek	50%	—	50%	—
Ms. Dutra	20%	30%	20%	30%
Mr. Mulrooney	20%	30%	20%	30%
Mr. Heckman	20%	30%	20%	30%

The company-level performance goals chosen at the beginning of fiscal 2013 for Mr. Burnison and Mr. Rozek were fee revenues of $790.4 million, operating margin of 9.3% and EPS of $0.95; which goals were equally weighted. The company-level performance goals for Ms. Dutra, Mr. Mulrooney and Mr. Heckman for the year were company-wide fee revenues of $790.4 million and EPS of $0.95, which goals were equally weighted. The Committee approved these goals as they are considered to be key indicators of Company performance since they capture both overall Company growth and the ability of the Company to translate the growth into net income. Actual results for the year were fee revenue of $812.8 million, operating margin of 8.7% and EPS of $1.10. The Committee approved challenging revenue and profitability goals at the business unit level for Ms. Dutra, Mr. Mulrooney and Mr. Heckman. Achievement at LTC was below target with respect to both goals and achievement at Futurestep was slightly below target for revenues and above target for profitability.

The strategic KPIs for fiscal 2013, and achievement against such KPIs, consisted of the following:

Strategic KPIs
Integrated, solutions-based go-to-market strategy	Strategic Account Development	Above Target
Extend and elevate the brand	Average Fee (Search Segment only)	Achievement of 2x Target
Unparalleled client excellence	Net Promoter Score	Achievement of 2x Target
	% of Shared Engagements	Below Target
Premier career destination	Succession & Development Plans for Critical Management Positions	Achievement of Target
Non-executive search solutions*	LTC Fee Revenue	Below Target
	Futurestep Fee Revenue	Slightly below Target
Preparation for growth and managing risk*	Measured by the Audit Committee	Achievement of Target

*	Achievement of the non-executive search solutions and preparation for growth and managing risk KPIs is not a factor in Ms. Dutra, Mr. Mulrooney and Mr. Heckman’s annual incentive determinations.

Strong performance against these strategic KPIs is considered difficult to achieve given the continuing uncertain economic environment. Despite this, the Committee concluded that the Company had performed very well against these strategic objectives in fiscal 2013, including performing at or well above target in five of the eight KPIs.

Consistent with past practice, in determining annual incentive amounts for fiscal 2013, the Committee reviewed a number of factors in addition to the goals described above, including competitive data, individual performance, and the terms of employment contracts. In assessing performance against the Company’s performance goals, the Committee noted the Company’s performance during fiscal 2013, including the achievements discussed in the section above entitled “Fiscal 2013 Performance” as well as the difficulty of operating in the continued uncertain economic environment.

For each named executive officer, the Committee took into account (among other accomplishments) the following:

Gary Burnison

•   the Company’s enhanced performance and the difficulty of the Company’s objectives in the economic environment that existed during fiscal 2013;

•   the increase in total fee revenue;

•   the increase in the average fee amount of executive search engagements; and

•   the acquisition and integration of Global Novations and PDI Ninth House.

Robert Rozek

•   the Company’s enhanced performance and the difficulty of the Company’s objectives in the economic environment that existed during fiscal 2013;

•   the enhancements and activities to continuously prepare the Company for growth and manage risk;

•   the restructured credit line to provide enhanced liquidity and more favorable terms; and

•   the acquisition and integration of Global Novations and PDI Ninth House.

Ana Dutra	• the performance of LTC relative to strategic objectives established for LTC for the fiscal year; • the financial performance of LTC; and • Ms. Dutra’s individual performance.
Byrne Mulrooney	• the performance of Futurestep, including its profitability and revenue; • the Company’s strategic objectives as they applied to Futurestep; and • Mr. Mulrooney’s individual performance.
Robert Heckman

•   the performance of LTC relative to strategic objectives established for LTC for the fiscal year;

•   the financial performance of LTC; and

•   Mr. Heckman’s individual performance and the commitments contained in his offer letter (as discussed below).

Notwithstanding the structure outlined above, the Committee retained its ability to evaluate achievement against these factors as it deemed most appropriate. After the end of the fiscal year the Committee then evaluated the achievement of the performance and strategic goals relative to the target and maximum annual incentive amounts established for the named executive officers in their employment contracts.

For each of Mr. Burnison and Mr. Rozek, the target bonus is equal to 100% of his base salary and the maximum bonus is equal to 200% of his base salary. Ms. Dutra had a target of $650,000 for her target bonus and long-term incentives, in the aggregate. Mr. Mulrooney and Mr. Heckman each had a target of $400,000 for his target annual cash and long-term incentives, in the aggregate.

Pursuant to his employment agreement and based upon arms’-length negotiation of such agreement at the time of his initial hire, for the first year of his employment, Mr. Rozek was entitled to receive a guaranteed cash incentive award of no less than $275,000. Pursuant to his offer letter and based upon arms’-length negotiation of such agreement at the time of his initial hire, for the period beginning on January 1, 2013 through the end of the 2013 fiscal year, Mr. Heckman was entitled to receive a guaranteed cash incentive award of no less than $66,667, and for the 2014 fiscal year, he is entitled to receive a guaranteed cash incentive award of no less than $200,000.

For Messrs. Burnison and Rozek, the Committee awarded annual cash incentive amounts as follows: Mr. Burnison-$836,223 and Mr. Rozek-$567,437 (which amounts represents 119.5% of their respective target bonuses for the year, and, in the case of Mr. Rozek exceeds his guaranteed bonus amount). The Committee reviewed performance against the performance goals and strategic objectives described above in determining a total dollar value for Ms. Dutra and Mr. Mulrooney’s combined annual cash incentive and long-term equity awards. A portion of this value was provided to each executive in early fiscal 2014 as an annual cash incentive (Ms. Dutra-$232,500, Mr. Mulrooney-$137,600) and a portion of this value (Ms. Dutra-$300,000 and Mr. Mulrooney-$400,000) was granted to the executive in the form of long-term incentive awards in fiscal 2014, as described further below. Mr. Heckman received an annual cash incentive amount of $66,666 (which is equal to the minimum bonus which was guaranteed to him pursuant to his offer letter).

Discretionary Cash Bonus

In addition to the foregoing, in light of Mr. Mulrooney’s exceptional contributions to the Company during 2013, the Committee determined to award him with a one-time special cash bonus equal to $500,000. The Committee determined that Futurestep had performed well against the objectives described above and that Mr. Mulrooney’s individual performance as the CEO of Futurestep had been a key contributor to the success of Futurestep. In making this determination, the Committee reviewed Futurestep’s growth in fee revenue, adjusted EBITDA margin performance improvement and increased operating income. In addition to leading Futurestep to another year of strong results, during fiscal 2013 Mr. Mulrooney managed Futurestep in a manner complimentary to and supportive of the goals of the overall Company through, among other things, restructuring Futurestep’s business and sales organization to enhance the Company’s business model and continuing to shift the services mix of Futurestep and grow recruitment process outsourcing and consulting. Mr. Mulrooney exhibited exceptional commitment and dedication to product innovation during fiscal 2013, including leading the development of FORTE, and he also devoted significant attention to enhancing and optimizing the Company’s overall talent. In addition, the Committee took note of Mr. Mulrooney’s involvement in advancing the Company’s social media and new technology initiatives and his service as interim Chief Information Officer from about March 2013 to August 2013.

Long-Term Incentives

Long-term incentives are intended to align the named executive officers’ interests with those of stockholders and encourage the achievement of the long-term goals of the Company. Long-term incentives are also designed to motivate and help retain top talent. To accomplish these objectives the Committee has discretion to make grants of options, time-based restricted stock and/or performance-based awards, as well as contributions to the Company’s non-qualified deferred compensation plan (described below) that vest over time.

The Committee determines long-term incentive award amounts based upon a number of factors including competitive data, total overall compensation provided to each named executive officer, Company performance during the fiscal year preceding the year of grant, historic grants, and any applicable agreements with the named executive officers. The various factors are not given specific weights; the Committee retains discretion to consider items as it deems appropriate.

In fiscal 2013 our Chief Executive Officer received annual equity grants with a target grant value (i.e., shares awarded for target performance) equal to 2 times base salary, paid 50% in restricted stock units subject to market-based vesting criteria (referred to as “performance shares”) and 50% in time-based restricted stock. The Committee has determined that this amount falls within the range of long-term incentives provided by the peer group companies and that this was an appropriate level of equity grant to properly align the interests of our Chief Executive Officer with the Company’s long-term goals, taking into account his individual performance and market compensation levels. In fiscal 2013 our Chief Financial Officer received annual equity grants with a target grant value equal to his base salary, paid 50% in performance shares and 50% in time-based restricted stock.

As described above, Ms. Dutra had an aggregate target of $650,000 for her target annual cash and long-term incentives, and Mr. Mulrooney and Mr. Heckman each had an aggregate target of $400,000 for their target annual cash and long-term incentives. Pursuant to his offer letter and based upon arms’-length negotiation of such letter at the time of his initial hire, upon the commencement of his employment Mr. Heckman received a one-time award of restricted stock having a value on the grant date equal to $400,000. When determining the allocation between cash and long-term equity incentives with respect to Ms. Dutra, Mr. Mulrooney and Mr. Heckman, the Committee primarily reviewed historical pay practices, internal equity and what it considered to be an appropriate balance between short-term and long-term pay elements.

Below we discuss equity grants made during fiscal 2013, the payout of the performance shares granted in 2010 for which the three-year performance period ended in fiscal 2013, and the equity grants made during fiscal 2014.

Fiscal Year 2013 Awards

Performance Shares

•

Mr. Burnison was awarded performance shares with a target amount of 49,470 shares, a maximum amount of 98,940 shares, and a minimum amount of zero. These performance shares have a three-year performance period after which the number of shares that vest may range from 0-98,940, depending upon the Company’s total stockholder return (the “TSR”) over the three-year performance period relative to the fiscal 2013 peer group of companies listed above. Such shares are subject to full forfeiture and will only vest if the Company meets certain performance targets at the end of three years from the grant date. If the Company’s TSR is less than zero, then the payouts will be modified to reduce the percentage of the target.

•

Performance shares were also granted to the other named executive officers in the following target amounts: Mr. Rozek, 16,780 shares (maximum of 33,560 shares and minimum of zero), Ms. Dutra, 9,420 shares (maximum of 18,840 shares and minimum of zero), and Mr. Mulrooney, 9,420 shares (maximum of 18,840 shares and minimum of zero).

The table below outlines the vesting of the performance shares granted in fiscal 2013 resulting from the Company’s TSR over the three-year performance period relative to the TSR of the fiscal 2013 peer group.

Relative Ranking*	Payout as % of Target
1	200%
2	185%
3	170%
4	155%
5	140%
6	125%
7	110%
8 (Target)	100%
9	85%
10	70%
11	55%
12	40%
13	25%
14 (Threshold)	10%
15	0%

*	Relative Ranking refers to the Company’s TSR over the three-year performance period relative to the TSR of the peer group companies over the same three-year performance period. If any member of the peer group ceases to be a public company due to merger, dissolution, or any other reason, the relative ranking and target table above is appropriately revised.

The award terms provide that if the average TSR for the 3 year period is less than 0% (i.e. negative) then the award will be reduced in accordance with the following:

	3-Year Average TSR
Relative Ranking	-5% or lower	-4%	-3%	-2%	-1%	0%	Greater than 0%
1	75%	80%	85%	90%	95%	100%	200%
2	71.5%	76.5%	81.5%	86.5%	91.5%	96.5%	185%
3	68%	73%	78%	83%	88%	93%	170%
4	64.5%	69.5%	74.5%	79.5%	84.5%	89.5%	155%
5	61%	66%	71%	76%	81%	86%	140%
6	57.5%	62.5%	67.5%	72.5%	77.5%	82.5%	125%
7	54%	59%	64%	69%	74%	79%	110%
8	50%	55%	60%	65%	70%	75%	100%
9	0%	0%	0%	0%	0%	0%	85%
10	0%	0%	0%	0%	0%	0%	70%
11	0%	0%	0%	0%	0%	0%	55%
12	0%	0%	0%	0%	0%	0%	40%
13	0%	0%	0%	0%	0%	0%	25%
14	0%	0%	0%	0%	0%	0%	10%
15	0%	0%	0%	0%	0%	0%	0%

Time-Based Restricted Stock

•	Mr. Burnison was awarded 49,470 shares of time-based restricted stock. The award vests in four equal annual installments beginning on July 11, 2013.

•

Time-based restricted stock grants were awarded to the other named executive officers as follows: Mr. Rozek 16,780 shares, Ms. Dutra 18,850 shares and Mr. Mulrooney 18,850 shares. The restricted stock awarded vests in four equal annual installments beginning on July 11, 2013.

•	Pursuant to his offer letter, Mr. Heckman was awarded 24,750 shares of time-based restricted stock. The award vests in four equal annual installments beginning on January 4, 2014.

Performance Shares for the Three-Year Performance Cycle Ending April 30, 2013

April 30, 2013 marked the end of the three-year performance cycle for the performance shares granted to Mr. Burnison and Ms. Dutra for fiscal 2010. Based upon the Company’s relative total stockholder return over the three-year performance period, 0% of the award was paid out.

Fiscal Year 2014 Awards

After the close of fiscal 2013 and as will be described in more detail in the proxy for fiscal 2014, the Company granted time-based restricted stock and performance shares to the named executive officers, in part to reward performance in fiscal 2013. For the fiscal year 2014 grants, Mr. Burnison and Mr. Rozek received no time-based restricted stock awards, and instead received two different types of performance shares (one with vesting tied to the revenue and EBITDA margin compound annual growth rates of the LTC and Futurestep service offerings and one with vesting tied to three-year TSR, as described above). In addition, Ms. Dutra and Mr. Mulrooney received time-based restricted stock grants as in years past, but received the new performance shares tied to LTC and Futurestep performance rather than the performance shares tied to three-year TSR.

Other Compensation Elements

Generally Available Benefits and Perquisites

The Company provides named executive officers the same benefits that are provided to all employees, including medical, dental and vision benefits, group term life insurance and participation in the Company’s 401(k) plan. In addition, the named executive officers receive the benefits provided to all employees at the level of vice president and above including an automobile allowance, participation in the Company’s nonqualified deferred compensation plan (described below) and reimbursement for medical expenses not reimbursed under the group medical plan, typically up to $2,500 per annum.

Nonqualified Deferred Compensation Plan

The Company maintains a nonqualified deferred compensation plan, known as the Korn/Ferry International Executive Capital Accumulation Plan (“ECAP”). Pursuant to the ECAP, the named executive officers, along with all other U.S.-based vice presidents, may defer up to 90% of their salary and/or up to 100% of their annual incentive award into the ECAP. Participants in the ECAP make elections on how they would like their deemed account “invested” from a set line up of 17 pre-determined mutual funds. At its discretion, the Company may make contributions to the ECAP on behalf of a participant. All Company matching and performance contributions to the ECAP are approved by the Committee. During fiscal 2013, no Company contributions were made to the ECAP on behalf of the named executive officers. Participants in the ECAP may elect to receive distributions (in lump sum) while employed by the Company (and after such amounts have become vested) or upon termination of their employment with the Company.

Employment Agreements

Each of the Company’s named executive officers is covered by an employment contract or letter agreement that provides for a minimum annual level of salary, target incentives, eligibility for long-term incentives and benefit eligibility. The agreements with Messrs. Burnison, Rozek and Heckman also provide for a severance benefit in the event of a termination of employment without “cause” or, in the case of Messrs. Burnison and Rozek, for “good reason,” as such terms are defined in the agreements. It is the Committee’s belief that such agreements are necessary from a competitive perspective and also contribute to the stability of the management team.

The change in control benefits for Mr. Burnison include a gross-up payment in connection with Section 280G of the Internal Revenue Code (referred to as the “Section 280G gross-up”). The Section 280G tax on “excess parachute payments” is assessed, in part, based on Form W-2 income over the five year period preceding a termination in connection with a change in control. Thus, the amount of tax imposed varies depending on factors such as whether the executive officer elected to defer compensation or to exercise stock options. The Section 280G gross-up payment is intended to make certain that the payments and benefits actually received by Mr. Burnison, net of tax, are consistent with our compensation decisions and do not vary arbitrarily due to the operation of the tax rules. For these reasons, we believe that the provision of the Section 280G gross-up payment for Mr. Burnison is appropriate. The Company will no longer provide for Section 280G gross-up payments in future employment and/or severance arrangements.

Please refer to the sections entitled “Employment Agreements” and “Potential Payments Upon Termination or Change of Control” for further discussion of these agreements.

OTHER POLICIES

Stock Ownership Guidelines

The Company’s amended and restated stock ownership guidelines provide that all named executive officers are required to own three times their annual salary in Company common stock. Stock ownership includes direct stock ownership but does not include unvested stock awards. Pursuant to the stock ownership guidelines, the stock ownership level will be calculated annually on the day of the Company’s annual meeting of stockholders based on the prior thirty-day average closing stock price as reported by the NYSE. Each named executive officer has five years from the later of the effective date of the guidelines (June 14, 2011) or the date appointed to such position to meet the ownership requirements. All of our named executive officers are either in compliance with the stock ownership guidelines or are on track to be in compliance within the applicable time period.

Clawback Policy

On July 12, 2011, the Board adopted a clawback policy applicable to all incentive payments and performance-based equity awards granted to executive officers or the principal accounting officer after July 12, 2011. Pursuant to the policy, in the event that the Board determines there has been an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the Board will review all applicable incentive payments and if such payments would have been lower had they been calculated based on such restated results, the Board may, to the extent permitted by governing law, seek to recoup for the benefit of the Company such payments to and/or equity awards held by executive officers or the principal accounting officer who are found personally responsible for the material restatement, as determined by the Board.

Internal Revenue Code Section 162(m)

As one of the factors in the review of compensation matters, the Committee considers the anticipated tax treatment to the Company. The deductibility of some types of compensation for named executive officers depends upon the timing of a named executive officer’s vesting or exercise of previously granted rights or on whether such plans qualify as “performance-based” plans under the provisions of the tax laws. The Committee usually seeks to satisfy the requirements necessary to allow the compensation of its named executive officers to be deductible under Section 162(m) of the Internal Revenue Code, but may also approve compensation that is not deductible under Section 162(m). For example, for fiscal 2013 no annual bonuses would have been paid, and no equity awards would have been granted in fiscal 2014, to any of the named executive officers (other than Mr. Heckman) if the Company had not achieved at least $728 million in revenue, 8.8% in operating margin or $0.81 of earnings per share.

2012 “Say-on-Pay” Advisory Vote on Executive Compensation

The Company provided stockholders a “say-on-pay” advisory vote on its executive compensation in September 2012. At the Company’s 2012 Annual Meeting of Stockholders, stockholders expressed substantial support for the compensation of the Company’s named executive officers, with over 99% of the votes cast for approval of the “say-on-pay” advisory vote. The Committee carefully evaluated the results of the 2012 annual advisory “say-on-pay” vote. The Committee also considers numerous other factors in evaluating the Company’s executive compensation program as discussed in this Compensation Discussion and Analysis. While each of these factors informed the Committee’s decisions regarding the named executive officers’ compensation, the Compensation Committee did not implement changes to the Company’s executive compensation program as a result of the stockholder advisory vote.

As to the frequency of advisory votes on executive compensation, the Board has determined in consideration of the stockholder vote on the frequency proposal at the 2011 Annual Meeting of Stockholders that the Company will seek advisory approval of the Company’s executive compensation every year. As such, the Company’s executive compensation will be considered at the Annual Meeting.

COMPENSATION AND PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation and Personnel Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the fiscal year ended April 30, 2013 with management. In reliance on the reviews and discussions with management relating to the CD&A, the Compensation and Personnel Committee has recommended to the Board, and the Board has approved, that the CD&A be included in this Proxy Statement.

Compensation and Personnel Committee

Gerhard Schulmeyer, Chair William Floyd Edward D. Miller

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2013, at all times, all members of the Compensation and Personnel Committee were “independent”, none were employees or former employees of the Company and none had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of our executive officers served on the compensation committee or board of directors of another entity whose executive officer(s) served on our Compensation and Personnel Committee or Board.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Fiscal Year 2013, 2012 and 2011 Summary Compensation Table

The following table sets forth information with respect to the total compensation paid to or earned by each of the named executive officers in fiscal 2013, 2012 and 2011.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
Gary D. Burnison,	2013	700,000		—		1,459,860	836,223	42,976	(3)	12,870	(4)	3,051,929
President and Chief	2012	700,000		—		1,562,882	530,000	57,019	(3)	10,171		2,860,072
Executive Officer	2011	700,000		—		1,987,649	1,000,000	31,268	(3)	14,133		3,733,050

Robert P. Rozek,	2013	475,000		160,417	(6)	495,178	407,020	—		41,000	(7)	1,578,615
Executive Vice President and Chief Financial Officer	2012	91,955	(5)	114,583	(6)	1,050,003	—	—		651,585		1,908,126

Ana Dutra,	2013	450,000		—		411,419	232,500	—		11,266	(8)	1,105,185
Executive Vice President of Leadership and Talent Consulting	2012	450,000		—		430,975	500,000	—		12,429		1,393,404
	2011	450,000		—		417,696	600,000	—		15,789		1,483,485

Byrne Mulrooney,	2013	300,000		500,000	(11)	411,419	137,600	—		112,496	(12)	1,461,515
Chief Executive Officer of	2012	300,000		—		323,275	450,000	—		110,329		1,183,604
Korn/Ferry International	2011	300,000		—		—	500,000	—		110,029		910,029
Futurestep, Inc.

Robert J. Heckman,	2013	133,333	(9)	66,666	(10)	399,960	—	—		—		599,959
President of Leadership and Talent Consulting

(1)	Represents the aggregate grant date fair value of awards granted during the fiscal year, calculated in accordance with Accounting Standards Codification, 718, Compensation-Stock Compensation. Certain assumptions used to calculate the valuation of the awards are set forth in Note 4 to the notes to consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended April 30, 2013. For the 2013 grants, the value on the grant date of the maximum number of shares that could be earned as performance shares granted to each named executive officer is as follows: Mr. Burnison, $1,519,718, Mr. Rozek, $515,482, Ms. Dutra, $289,382, and Mr. Mulrooney, $289,382. For performance shares, the grant date fair value is measured using a Monte Carlo simulation valuation model. The simulation model applies a risk-free interest rate and an expected volatility assumption. The risk-free rate is assumed to equal the yield on a three-year Treasury bond on the grant date. Volatility is based on historical volatility for the 36-month period preceding the grant date. For Mr. Burnison, the assumed per-share value for the July 11, 2012 annual grant was $15.36, for the July 11, 2011 annual grant was $28.00, and for the June 17, 2010 annual grant was $17.84. For Mr. Rozek, the assumed per-share value for the July 11, 2012 annual grant was $15.36. For Ms. Dutra, the assumed per-share value for the July 11, 2012 annual grant was $15.36, for the July 11, 2011 annual grant was $28.00 and for the July 12, 2010 annual grant was $15.71. For Mr. Mulrooney, the assumed per-share value for the July 11, 2012 annual grant was $15.36 and for the July 11, 2011 annual grant was $28.00.
(2)	Reflects cash incentive compensation earned in the applicable fiscal year and paid in the following fiscal year.
(3)	The values in the table represent, for each applicable fiscal year, the aggregate change in the actuarial present value of Mr. Burnison’s accumulated benefit under the Enhanced Wealth Accumulation Plan (the “EWAP”) from the pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited financial statements for the prior completed fiscal year to the pension plan measurement date used for financial reporting purposes with respect to the Company’s audited financial statements for the covered fiscal year. As discussed under “Fiscal 2013 Pension Benefits,” participants in the EWAP elected to participate in a “deferral unit” that required the participant to contribute a portion of their compensation for an eight year period, or in some cases, make an after tax contribution, in return for defined benefit payments from the Company over a fifteen year period generally at retirement age of 65 or later. Mr. Burnison is the only named executive officer that participates in the EWAP. To date, Mr. Burnison has contributed $55,200 to the EWAP. In June 2003, the Company amended the EWAP plan, so as not to allow new participants or the purchase of additional deferral units by existing participants. Prior year amounts were revised to reflect a change in the assumptions used to calculate the present value of the accumulated benefit.
(4)	Represents an auto allowance of $5,400, executive long-term disability insurance premium and/or imputed income of $1,020, executive short-term life insurance premium and/or imputed income of $3,347 and executive medical expense reimbursements of $3,103.
(5)	Mr. Rozek’s base salary for fiscal year 2012 was $475,000. Mr. Rozek joined the Company on February 21, 2012.

(6)	Reflects the guaranteed annual bonus paid pursuant to Mr. Rozek’s employment agreement.
(7)	Represents an auto allowance of $5,400, executive short-term life insurance premium and/or imputed income of $3,180, executive medical expense reimbursements of $4,822 and reimbursements of relocation costs and temporary housing of $27,598.
(8)	Represents an auto allowance of $5,400, executive long-term disability insurance premium and/or imputed income of $1,020, executive short-term life insurance premium and/or imputed income of $2,346 and executive medical expense reimbursements of $2,500.
(9)	Mr. Heckman’s base salary for fiscal year 2013 was $400,000. Mr. Heckman joined the Company on December 31, 2012.
(10)	Reflects the minimum guaranteed incentive award paid pursuant to Mr. Heckman’s employment agreement.
(11)	Represents one-time special cash bonus awarded to Mr. Mulrooney in light of the factors described in the Compensation Discussion & Analysis.
(12)	Represents an auto allowance of $5,400, executive long-term disability insurance premium and/or imputed income of $1,020, executive short-term life insurance premium and/or imputed income of $2,129, a cash stipend of $100,000 and executive medical expense reimbursements of $3,947.

Fiscal 2013 Grants of Plan-Based Awards

The following table sets forth information with respect to non-equity incentive plan compensation and equity awards granted in fiscal 2013 to the named executive officers, in the case of equity awards, under the 2008 Plan.

		Estimate Future Payments Under Non-Equity Incentive Plan Awards				Estimate Future Payments Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)(1)	Threshold (#)	Target (#)	Maximum (#)
Gary D. Burnison	7/11/2012	—	—		—	—	—	—	49,470	700,001
	7/11/2012	—	—		—	4,947	49,470	98,940	—	759,859
	—	—	700,000	(2)	2,100,000	—	—	—	—	—

Robert P. Rozek	7/11/2012	—	—		—	—	—	—	16,780	237,437
	7/11/2012	—	—		—	1,678	16,780	33,560	—	257,741
	—	—	475,000	(3)	1,425,000	—	—	—	—	—

Ana Dutra.	7/11/2012	—	—		—	—	—	—	18,850	266,728
	7/11/2012	—	—		—	942	9,420	18,840	—	144,691
	—	—	—	(4)	1,350,000	—	—	—	—	—

Byrne Mulrooney	7/11/2012	—	—		—	—	—	—	18,850	266,728
	7/11/2012	—	—		—	942	9,420	18,840	—	144,691
	—	—	—	(5)	1,200,000	—	—	—	—	—

Robert J. Heckman	1/4/2013	—	—		—	—	—	—	24,750	399,960
	—	—	—	(5)	—	—	—	—	—	—

(1)	Maximum potential payout under section 162(m) compliant plan; Committee retains complete negative discretion to award lesser amount.
(2)	Mr. Burnison has an annual target incentive award equal to 100% of his base salary.
(3)	Mr. Rozek has an annual target incentive award equal to 100% of his base salary.
(4)	Ms. Dutra has an annual target incentive award (cash incentive and long-term equity) of $650,000.
(5)	Mr. Mulrooney and Mr. Heckman each have an annual target incentive award (cash incentive and long-term equity) of $400,000.

Employment Agreements

Certain elements of compensation set forth in the “Summary Compensation Table” and “Grants of Plan-Based Awards Table” reflect the terms of employment or letter agreements entered into between the Company and each of the named executive officers that were in effect as of April 30, 2013.

Gary D. Burnison. We entered into an employment agreement with Mr. Burnison dated April 24, 2007 (the “Burnison Employment Agreement”) pursuant to which Mr. Burnison serves as Chief Executive Officer. Pursuant to the Burnison Employment Agreement, we agreed to provide Mr. Burnison with the following annual compensation: (1) an annual base salary of $575,000; (2) participation in the Company’s annual cash incentive plan with an annual target award of 100% of annual base salary and the ability to earn additional amounts up to a maximum cash award of 200% of annual base salary; and (3) subject to approval of the Board, participation in the Company’s equity incentive program, pursuant to which Mr. Burnison was initially eligible to receive (a) a grant of restricted stock with a target grant value of $900,000; (b) an annual award of performance shares with a target grant value of 100% of annual base salary; and (c) an annual grant of restricted stock with a target grant value of 100% of annual base salary.

The Committee increased Mr. Burnison’s base salary from $675,000 to $700,000 effective May 1, 2010 following a temporary salary reduction that was in place from July 1, 2009 through April 30, 2010 at the request of Mr. Burnison as a result of the economic environment at the start of fiscal 2010.

Robert P. Rozek. We entered into an employment agreement (the “Rozek Employment Agreement”) with Robert Rozek as Executive Vice President and Chief Financial Officer of the Company on February 6, 2012, for an initial term ending on April 30, 2015 and thereafter subject to automatic renewal for successive terms of one year unless sooner terminated. Pursuant to the terms of the Rozek Employment Agreement, Mr. Rozek receives an annual base salary of $475,000 and is eligible for an annual target cash incentive award equal to 100% of his annual base salary with the ability to earn additional amounts up to a maximum cash award equal to 200% of his annual base salary. Upon commencement of his employment, Mr. Rozek was entitled to receive a cash-incentive award of no less than $275,000, payable in 12 equal semi-monthly installments, subject to Mr. Rozek’s continued employment. On February 21, 2012, per the terms of the Rozek Employment Agreement, Mr. Rozek received an initial one-time restricted stock unit award (the “Initial RSU Award”) covering a number of shares having a value on the grant date of the award equal to $1,050,003, which will vest in four (4) annual installments from the effective date of grant, in each case subject to Mr. Rozek’s continued employment. Commencing with the completion of fiscal year 2012, Mr. Rozek became eligible to receive (a) a grant of restricted stock or restricted stock units (the “2012 Time-Based Awards”), covering a number of shares having a value on the grant date of the award equal to 50% of his annual base salary, which will vest in four (4) annual installments from the effective date of grant subject to Mr. Rozek’s continued employment; and (b) an award of restricted stock units subject to performance-based vesting criteria (the “2012 Performance-Based Awards”), covering a number of shares with a value on the grant date of the award at target performance equal to 50% of his annual base salary, which will be earned at the end of, and based on the Company’s performance during, a performance period of three (3) years subject to Mr. Rozek’s continued employment.

The terms of the Rozek Employment Agreement required the Company to pay up to $628,000 in order to discharge certain obligations owed to Mr. Rozek’s previous employer, Cushman & Wakefield (“C&W”). Following the commencement of his employment, and in connection with Mr. Rozek’s termination of employment with C&W in order to become employed by the Company, the Company paid the entire $628,000, including a $362,542 payment to Mr. Rozek to reimburse him for amounts he paid to C&W, and a $265,458 payment directly to C&W as an additional amount indicated as due by C&W. If Mr. Rozek voluntarily resigns employment (without good reason) or is terminated for cause in the first three years of his employment with the Company, he will be required to repay to the Company all or a portion of the aggregate $628,000. The amount required to be repaid would equal 100% of this total if resignation or termination occurred in the first year of employment, 66% if it occurs in the second year of employment, and 33% if it occurs in the third year of employment. Pursuant to the Rozek Employment Agreement, Mr. Rozek was also entitled to reimbursement for reasonable relocation expense, including reimbursement of up to $100,000 relating to his home lease in New York and the Company paid for temporary housing in Los Angeles until June 30, 2012.

Ana Dutra. We entered into a letter agreement with Ana Dutra on January 16, 2008 (the “Dutra Letter Agreement”). The Dutra Letter Agreement provides for (1) an annual base salary of $450,000; (2) an annual target incentive award (cash and long-term equity) with a value of $650,000; (3) for fiscal 2008, a $70,000 cash stipend secured by a promissory note to be forgiven on the third anniversary of Ms. Dutra’s hire date; (4) for fiscal 2009, a minimum guaranteed cash bonus award of $350,000; (5) a recommendation to the Committee to award Ms. Dutra $750,000 of restricted stock, which was granted on March 3, 2008; and (6) an additional equity award of $750,000 of restricted stock to replace equity from her prior employer, which was granted on March 3, 2008. On April 17, 2013, Ms. Dutra transitioned into a new role at the Company as Executive Vice President of Leadership and Talent Consulting, however, the material terms of her compensation were not revised.

Byrne Mulrooney. We entered into a letter agreement with Byrne Mulrooney on March 29, 2010 that was effective April 5, 2010 (the “Mulrooney Letter Agreement”). The Mulrooney Letter Agreement provides for (1) an annual base salary of $300,000; (2) a monthly cash stipend equal to $8,333; (3) an annual target incentive award (cash and long-term equity) with a value of $400,000; and (4) a recommendation by management to the Committee to award Mr. Mulrooney $400,000 of restricted stock, which was granted on April 5, 2010.

Robert Heckman. We entered into a letter agreement with Robert Heckman on December 4, 2012 (the “Heckman Letter Agreement”). The Heckman Letter Agreement provides for (1) an annual base salary of $400,000; (2) an annual target incentive award (cash and long-term equity) with a target value of $400,000; (3) for fiscal 2013,a minimum guaranteed cash bonus award of $66,667; (4) for fiscal 2014, a minimum guaranteed cash bonus award of $200,000; and (6) a sign-on equity award of $400,000 of restricted stock, which was granted on January 4, 2013.

Fiscal 2013 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to options to purchase shares of the Company’s common stock, restricted stock and restricted stock unit grants to the named executive officers outstanding as of April 30, 2013.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)		Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Other Rights that Have Not Vested ($)
Gary D. Burnison	3,827	—		—	19.37	06/30/2014	—		—	—		—
	17,933	—		—	17.97	07/07/2015	—		—	—		—
	—	—		—	—	—	17,308	(1)	286,447	—		—
	—	—		—	—	—	21,375	(2)	353,756	—		—
	—	—		—	—	—	23,115	(3)	382,553	—		—
	—	—		—	—	—	49,470	(4)	818,729	—		—
	—	—		—	—	—	—		—	—	(5)	—
	—	—		—	—	—	—		—	3,082	(6)	51,007
	—	—		—	—	—	—		—	4,947	(7)	81,873

Robert P. Rozek	—	—		—	—	—	47,699	(8)	789,418	—		—
	—	—		—	—	—	16,780	(4)	277,709	—		—
	—	—		—	—	—	—		—	1,678	(9)	27,771

Ana Dutra	23,670	7,890	(10)	—	9.75	07/08/2016	—		—	—		—
	—	—		—	—	—	5,128	(1)	84,868	—		—
	—	—		—	—	—	9,600	(11)	158,880	—		—
	—	—		—	—	—	8,805	(3)	145,723	—		—
	—	—		—	—	—	18,850	(4)	311,968
	—	—		—	—	—	—		—	—	(12)	—
	—	—		—	—	—	—		—	587	(13)	9,715
	—	—		—	—	—	—		—	942	(14)	15,590

Byrne Mulrooney	—	—		—	—	—	5,565	(15)	92,101	—		—
	—	—		—	—	—	6,608	(3)	109,362	—		—
	—	—		—	—	—	18,850	(4)	311,968	—		—
	—	—		—	—	—	—		—	440	(16)	7,282
	—	—		—	—	—	—		—	942	(14)	15,590

Robert J. Heckman	—	—		—	—	—	24,750	(17)	409,613	—		—

(1)	The time-based restricted stock grant was made on July 8, 2009 and vests in four equal annual installments beginning on July 8, 2010.
(2)	The time-based restricted stock grant was made on June 17, 2010 and vests in four equal annual installments beginning on June 17, 2011.
(3)	The time-based restricted stock grant was made on July 11, 2011 and vests in four equal annual installments beginning on July 11, 2012.
(4)	The time-based restricted stock grant was made on July 11, 2012 and vests in four equal annual installments beginning on July 11, 2013.
(5)	This performance-based restricted stock unit grant was made on June 17, 2010. The award has a three-year vesting period after which between 0 and 85,500 shares may vest depending upon the Company’s total stockholder return over the three-year vesting period relative to a peer group of companies. On June 17, 2013, 0 shares vested based upon the Company’s total stockholder return over the three-year performance period relative to a peer group of companies.
(6)	This performance-based restricted stock unit grant was made on June 11, 2011. The award has a three-year vesting period after which between 0 and 61,640 shares may vest depending upon the Company’s total stockholder return over the three-year period relative to a peer group of companies. Calculated using the threshold, which is 10% of target.
(7)	This performance-based restricted stock unit grant was made on July 11, 2012. The awards has a three-year vesting period after which between 0 and 98,940 shares may vest depending upon the Company’s total stockholder return over the three-year period relative to a peer group of companies. Calculated using the threshold, which is 10% of target.
(8)	The time-based restricted stock grant was made on February 21, 2012 and vests in four equal annual installments beginning on February 21, 2013.
(9)	This performance-based restricted stock unit grant was made on July 11, 2012. The award has a three-year vesting period after which between 0 and 33,560 shares may vest depending upon the Company’s total stockholder return over the three-year period relative to a peer group of companies. Calculated using the threshold, which is 10% of target.
(10)	The stock option grant was made on July 8, 2009 and vests in four equal annual installments beginning on July 8, 2010.
(11)	The time-based restricted stock grant was made on July 12, 2010 and vests in four equal annual installments beginning on July 12, 2011.
(12)	This performance-based restricted stock unit grant was made on July 12, 2010. The award has a three-year vesting period after which between 0 and 19,200 shares may vest depending upon the Company’s total stockholder return over the three-year vesting period relative to a peer group of companies. On July 12, 2013, 0 shares vested based upon the Company’s total stockholder return over the three-year performance period relative to a peer group of companies.
(13)	This performance-based restricted stock unit grant was made on July 11, 2011. The award has a three-year vesting period after which between 0 and 11,740 shares may vest depending upon the Company’s total stockholder return over the three-year period relative to a peer group of companies. Calculated using the threshold, which is 10% of target.
(14)	This performance-based restricted stock unit grant was made on July 11, 2012. The award has a three-year vesting period after which between 0 and 18,840 shares may vest depending upon the Company’s total stockholder return over the three-year period relative to a peer group of companies. Calculated using the threshold, which is 10% of target.
(15)	The time-based restricted stock grant was made on April 5, 2010 and vests in four equal annual installments beginning on April 5, 2011.
(16)	This performance-based restricted stock unit grant was made on July 11, 2011. The award has a three-year vesting period after which between 0 and 8,800 shares may vest depending upon the Company’s total stockholder return over the three-year period relative to a peer group of companies. Calculated using the threshold, which is 10% of target.
(17)	The time-based restricted stock grant was made on January 4, 2013 and vests in four equal annual installments beginning on January 4, 2014.

Option Exercises and Stock Vested in Fiscal 2013

The following table sets forth information with respect to and the vesting of stock awards for each of the named executive officers during the fiscal year ended April 30, 2013.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gary D. Burnison	156,056	2,206,602
Robert P. Rozek	15,899	295,880
Ana Dutra	12,862	181,937
Byrne Mulrooney	7,767	122,536
Robert J. Heckman	—	—

Fiscal 2013 Pension Benefits

The following table sets forth the pension benefits of the named executive officers as of April 30, 2013.

Name	Plan Name	Number of Years Credited Service or Number of Units Earned (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Gary D. Burnison	Enhanced Wealth Accumulation Plan (“EWAP”)	9	279,456	—

Enhanced Wealth Accumulation Plan

The EWAP was established in fiscal 1994. Certain vice presidents elected to participate in a “deferral unit” that required the participant to contribute a portion of their compensation for an eight year period, or in some cases, make an after tax contribution, in return for defined benefit payments from the Company over a fifteen year period generally at retirement age of 65 or later. Participants were able to acquire additional “deferral units” every five years. In June 2003, the Company amended the EWAP so as not to allow new participants or the purchase of additional deferral units by existing participants. The assumptions used to calculate the present value of the accumulated benefit under the EWAP are set forth in Note 6 to the notes to consolidated financial statements in our Annual Report on Form 10-K for the year ended April 30, 2013.

Nonqualified Deferred Compensation

The nonqualified deferred compensation plan earnings and withdrawals of the named executive officers as of April 30, 2013 are set forth in the table below.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings/loss in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(1)
Gary D. Burnison	—	—	115,757	—	841,274
Robert P. Rozek	—	—	—	—	—
Ana Dutra	—	—	—	108,780	0
Byrne Mulrooney	—	—	—	—	—
Robert J. Heckman	—	—	—	—	—

(1)	The “Aggregate Balance at Last FYE” is comprised of contributions made by both named executive officers and the Company. Of these balances, the following amounts were reported in Summary Compensation Tables in prior-year proxy statements beginning with the fiscal 2007 proxy statement: Mr. Burnison, $209,000. The information in this footnote is provided to clarify the extent to which amounts payable as deferred compensation represent compensation reported in our prior proxy statements, rather than additional currently earned compensation.

Please see the “Compensation Discussion and Analysis” section for further discussion of the Company’s nonqualified deferred compensation plan.

Potential Payments Upon Termination or Change of Control

The tables below reflect the amount of compensation that would become payable to each of the named executive officers under existing plans and arrangements if that named executives officer’s employment had terminated on April 30, 2013 (pursuant to his/her employment agreement then in effect), given the named executive officer’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including benefits under then-exercisable stock options, benefits generally available to salaried employees, such as distributions under the Company’s 401(k) plan and pension plan, and previously accrued and vested benefits under the Company’s nonqualified deferred compensation plans, as described in the tables above. In addition, in connection with any actual termination of employment, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, as the Committee determines appropriate. The actual amounts that would be paid upon a named executive officer’s termination of employment can be determined only at the time of such named executive officer’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the named executive officer’s age. Ms. Dutra, and Mr. Mulrooney are not eligible for severance or change in control benefits.

Gary D. Burnison. Under the Burnison Employment Agreement, if Mr. Burnison’s employment terminates due to death or disability, then we will pay him, or his legal representatives: (1) all accrued compensation as of the date of termination; (2) all outstanding stock options, other equity-type incentives (excluding performance shares) and benefits under the ECAP will fully vest; (3) a pro rata portion of his target annual cash incentive award for the fiscal year in which his employment is terminated; (4) the number of performance shares that would have been earned if he had served the Company for the entire performance period and the target performance had been achieved; and (5) reimbursement of COBRA coverage premiums for him and his dependents for as long as such coverage is available under COBRA.

If we terminate Mr. Burnison’s employment for cause or he voluntarily terminates his employment without good reason, then we will pay him accrued compensation through the date of termination.

Prior to a change in control or more than 12 months after a change in control, if Mr. Burnison’s employment is terminated by us without cause or by Mr. Burnison for good reason, then we will provide him with the following: (1) his accrued compensation; (2) a pro rata portion of his target annual cash incentive award for the year in which his employment is terminated; (3) cash payments equal to one and one-half times his then current annual base salary and one and one-half times his target bonus; (4) for up to 18 months after termination, reimbursement of COBRA coverage premiums for him and his dependents for as long as such coverage is available under COBRA; (5) all outstanding stock options, other equity-type incentives, and all benefits held under the ECAP (excluding performance shares) at the time of termination that would have vested within 12 months of his termination will vest on the date of termination; and (6) a pro rata award of performance shares based on target performance and the number of days Mr. Burnison was employed during the performance period plus an additional year (provided this number of days does not exceed the number of days in the performance period).

If there is a change of control and within 12 months Mr. Burnison’s employment is terminated by us without cause or by Mr. Burnison for good reason, then we will provide him with the following: (1) his accrued compensation; (2) a pro rata portion of his target annual cash incentive award; (3) cash payments equal to the sum of two times his current annual base salary and two times his target bonus; (4) for up to 18 months after termination, reimbursement of COBRA coverage premiums for him and his dependents for so long as such coverage is available under COBRA and six months thereafter, and reimbursement of a portion of the cost of healthcare coverage for him and his dependents; (5) all outstanding stock options, other equity-type incentives, and all benefits under the ECAP (excluding performance shares) at time of termination will vest; (6) a pro rata award of performance shares based on the Company’s actual performance and the number of days in the performance period prior to the change in control; and (7) a pro rata award of performance shares based on target performance and the number of days remaining in the performance period after a change in control.

The Burnison Employment Agreement generally provides for the payment of any excise tax, if applicable, including any interest or penalties, imposed by Section 4999 of the Internal Revenue Code.

Gary D. Burnison	Prior to a Change in Control or More than 12 Months after a Change in Control and Termination Without Cause or With Good Reason		Within 12 Months after a Change in Control and Termination Without Cause or With Good Reason(1)	Death or Disability
Equity/ECAP (excluding performance shares)	$795,517		$1,841,477	$1,841,477
Performance Shares	968,547	(2)	1,328,800	1,328,800
Base Salary	1,050,000		1,400,000	n/a
Bonus	1,750,000		2,100,000	700,000
Health Benefits(3)	44,255		59,007	88,511
Gross Up	n/a		—	n/a

Total	$4,608,319		$6,729,284	$3,958,788

(1)	Upon a termination without cause by the Company or with good reason by Mr. Burnison within 12 months after a change in control, Mr. Burnison is entitled to (i) a pro rata award (based on the portion of the performance period that elapsed prior to the date of the change in control) of performance shares based on the Company’s actual results and (ii) a pro rata award (based on the portion of the performance period after the date of the change in control) of performance shares assuming the Company meets applicable targets. For the calculations above, with respect to performance shares for which the vesting period was still ongoing as of the end of fiscal 2013, it was assumed that the Company achieved the performance-based target. With respect to Mr. Burnison’s grant of performance shares for which the measurement period ended on April 30, 2013, no shares vested based upon the Company’s total stockholder return over the three-year performance period relative to the peer group of companies, therefore the value was zero.
(2)	With respect to Mr. Burnison’s grant of performance shares for which the measurement period ended on April 30, 2013, the measurement period was assumed to have concluded prior to his termination for purposes of the table.
(3)	Where Mr. Burnison or his dependants are entitled to COBRA for as long as COBRA is available, we have assumed entitlement to 36 months of COBRA as that is the maximum length of time for which such benefits may be available.

Robert P. Rozek. Under the Rozek Employment Agreement, if Mr. Rozek’s employment terminates due to death or disability, then we will pay him, or his legal representatives: (1) all accrued compensation as of the date of termination; (2) all outstanding stock options, other equity-type incentives (excluding performance shares and benefits under the ECAP) will fully vest; (3) a pro rata portion of his target annual cash incentive award for the fiscal year in which his employment is terminated; (4) the number of performance shares that would have been earned if he had served the Company for the entire performance period and the target performance had been achieved; and (5) reimbursement of COBRA coverage premiums for him and his dependents for as long as such coverage is available under COBRA.

If we terminate Mr. Rozek’s employment for cause or he voluntarily terminates his employment without good reason, then we will pay him accrued compensation through the date of termination. Additionally, Mr. Rozek will be required to repay all or a portion of his sign-on bonus if such termination occurs within the first three years of Mr. Rozek’s employment.

In the event that Mr. Rozek’s employment is terminated by the Company without cause or by Mr. Rozek for good reason prior to a change in control and more than 12 months after his start date or more than 12 months after a change in control occurs, the Company will pay Mr. Rozek the following severance payments: (1) his accrued compensation; (2) a pro-rata portion of his annual cash incentive award; (3) a cash payment equal to one time his then current annual base salary to be paid over 12 months; (4) reimbursement of COBRA coverage premiums for Mr. Rozek and his covered dependents for up to 18 months; (5) the Initial RSU Award, the 2012 Time-Based Awards and the 2012 Performance-Based Awards (the “Rozek Initial Awards”) will become fully vested based on target performance; (6) all outstanding equity incentive awards (other than the Initial Rozek Awards and any other performance shares held by Mr. Rozek and all benefits under the Company’s ECAP at the time of termination that would have vested in the 12 months following the date of termination will become fully vested as of the date of termination; and (7) a pro-rata number of performance shares and/or a payout under any long-term performance-based cash incentive program based on target performance and the number of days Mr. Rozek was employed during the performance period. Additionally, Mr. Rozek will not be required to repay his sign-on bonus.

In the event that Mr. Rozek’s employment is terminated by the Company without cause or by Mr. Rozek for good reason within 12 months following a change in control, the Company will pay Mr. Rozek the following severance payments: (1) his accrued compensation; (2) a pro-rata portion of his annual cash incentive award; (3) a cash payment equal to one time his then current annual base salary to be paid over 12 months; (4) reimbursement of COBRA coverage premiums for Mr. Rozek and his covered dependents for up to 18 months, plus an additional 6 months of health plan premium reimbursement; (5) all outstanding stock options and other equity type incentives held by Mr. Rozek and all benefits under the ECAP at the time of termination, except for performance shares, will become fully vested as of the date of termination; (6) a pro-rata number of performance shares and/or a payout under any long-term performance-based cash incentive program based on actual performance and the number of days in the performance period prior to the change in control; and (7) a pro-rata number of performance shares and/or a payout under any long-term performance-based cash incentive program based on target performance and the number of days remaining in the performance period after the change in control. Additionally, Mr. Rozek will not be required to repay his sign-on bonus.

In the event Mr. Rozek’s employment is terminated by the Company without cause upon the expiration of the initial term ending on April 30, 2015 or any subsequent one-year term of the Rozek Employment Agreement, the Company will pay Mr. Rozek his accrued compensation and, subject to Mr. Rozek’s provision of transition services to the Company for a period of three months (during which time Mr. Rozek would be entitled to continued pay at his then current annual base salary rate and participation in the Company’s welfare benefit plans, but no additional bonus or equity compensation), (1) a cash payment equal to one time his then current annual base salary to be paid in equal monthly installments over 12 months, (2) reimbursement of COBRA coverage premiums for Mr. Rozek and his covered dependents for up to 18 months following termination, (3) the Rozek Initial Awards will become fully vested (assuming the target performance), (4) all outstanding equity incentive awards (other than the Rozek Initial Awards and any other performance shares) held by Mr. Rozek and all benefits under the ECAP at the time of termination that would have vested in the 12 months following the date of termination will become fully vested as of the date of termination, and (5) a pro-rata number of any performance shares and/or a payout under any long-term performance-based cash incentive program based on target performance and the number of days Mr. Rozek was employed during the performance period. Additionally, following such termination, Mr. Rozek will not be required to repay the sign-on bonus.

Robert P. Rozek	Prior to a Change in Control and Termination Without Cause or With Good Reason	Within 12 Months after a Change in Control and Termination Without Cause or With Good Reason	Death or Disability
Equity (excluding performance shares)	$1,067,119	$1,067,119	$1,067,119
Performance shares	277,709	277,709	277,709
Base Salary	475,000	475,000	n/a
Bonus	475,000	950,000	475,000
Health Benefits(1)	44,255	59,007	44,255

Total	$2,339,083	$2,828,835	$1,864,083

(1)	Where Mr. Rozek or his dependants are entitled to COBRA for as long as COBRA is available, we have assumed entitlement to 24 months of COBRA as that is the maximum length of time for which such benefits may be available.

Robert Heckman. Under the Heckman Letter Agreement, if Mr. Heckman’s employment is terminated by the Company without cause prior to 3rd anniversary of the commencement date of his employment, the Company will pay Mr. Heckman his monthly base salary for the period beginning on the date of termination and ending on 3rd anniversary of commencement date as well as his guaranteed cash bonus award.

Robert J. Heckman	Prior to a Change in Control and within 36 months of start date and Termination Without Cause	Within 36 Months after a Change in Control and Termination Without Cause Reason	Death or Disability
Base Salary	$1,066,667	$1,066,667	$—
Bonus	200,000	200,000	200,000

Total	$1,266,667	$1,266,667	$200,000

For purposes of the foregoing employment agreements (as in effect on April 30, 2013), “cause,” “change in control,” “and “good reason,” mean the following:

•	“Cause” for purposes of Messrs. Burnison and Rozek means:

•	conviction of any felony or other crime involving fraud, dishonesty or acts of moral turpitude or pleading guilty or nolo contendere to such charges; or

•

reckless or intentional behavior or conduct that causes or is reasonably likely to cause the Company material harm or injury or exposes or is reasonably likely to expose the Company to any material civil, criminal or administrative liability; or

•

any material misrepresentation or false statement made by the executive in any application for employment, employment history, resume or other document submitted to the Company, either before, during or after employment.

•	“Cause” for purposes of Mr. Heckman means:

•	conviction of any felony or misdemeanor involving moral turpitude; or any plea of nolo contender entered by Mr. Heckman or on his behalf to such charges; or

•	any conduct which constitutes fraud, willful misconduct or gross negligence, or any misappropriation of Company funds or embezzlement, or any breach of fiduciary duty by you towards the Company; or

•	any breach by Mr. Heckman of any material provision of the Heckman Letter Agreement or the “Agreement to Protect Confidential Information” referred to in the Heckman Letter Agreement, if not cured; or

•

any material breach or material violation by Mr. Heckman of any Company written policy regarding ethics, code of business conduct, sexual harassment, workplace safety, or workplace discrimination, if not cured; or

•

any misrepresentation by Mr. Heckman of any material fact in his resume, or in the Employment Education and History Form, or in any other new hire paperwork or other employment-related questionnaires, or any omission to state a material fact in such documents; or

•	any willful or knowing failure or willful or knowing refusal to perform his duties under the Heckman Letter Agreement if such failure is not cured; or

•	any habitual failure to perform his duties under the Heckman Letter Agreement if such failure is not cured.

•	“Change in Control” means:

•

an acquisition by any person of beneficial ownership or a pecuniary interest in more than 30% of the common stock of the Company or voting securities entitled to then vote generally in the election of directors (“Voting Stock”) of the Company, after giving effect to any new issue in the case of an acquisition from the Company;

•

approval by the stockholders of the Company of a plan (only for Mr. Burnison), or the consummation, of merger, consolidation, or reorganization of the Company or of a sale or other disposition of all or substantially all of the Company’s consolidated assets as an entirety (collectively, a “Business Combination”), other than a Business Combination (a) in which all or substantially all of the holders of Voting Stock of the Company hold or receive directly or indirectly 70% or more of the Voting Stock of the entity resulting from the Business Combination (or a parent company), and (b) after which no person (other than the Company or its affiliates) owns more than 30% of the Voting Stock of the resulting entity (or a parent company) who did not own directly or indirectly at least that percentage of the Voting Stock of the Company immediately before the Business Combination, and (c) after which the Company and/or its affiliates own an aggregate amount of Voting Stock of the resulting entity at least equal to the aggregate number of shares of Voting Stock owned by any persons who (i) own more than 5% of the Voting Stock of the resulting entity, (ii) are not the Company or its affiliates, (iii) did not own directly or indirectly at least the same percentage of the Voting Stock of the Company immediately before the Business Combination, and (iv) in the aggregate own more than 30% of the Voting Stock of the resulting entity, if any, and who owns more than 30% of the Voting Stock;

•	approval by the Board of the Company and (if required by law) by stockholders of the Company of a plan to consummate the dissolution or complete liquidation of the Company; or

•

during any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new directors whose appointment, election, or nomination for election was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved (all such directors, “Incumbent Directors”), cease for any reason to constitute a majority of the Board. Notwithstanding the above provisions, no “Change in Control” shall be deemed to have occurred if a Business Combination, as described above, is effected and a majority of the Incumbent Directors, through the adoption of a Board resolution, determine that, in substance, no Change in Control has occurred.

•	“Good Reason” for purpose of Mr. Burnison means, if without Mr. Burnison’s prior written consent:

•

the Company materially reduces Mr. Burnison’s duties or responsibilities as Chief Executive Officer or assigns him duties which are materially inconsistent with his duties or which materially impair his ability to function as Chief Executive Officer;

•

the Company reduces Mr. Burnison’s base salary or target award opportunity under the Company’s annual cash incentive bonus plan or annual stock option award program or terminates or materially reduces any employee benefit or perquisite enjoyed by him (in each case, other than as part of an across-the-board reduction applicable to all executive officers of the Company);

•

the Company fails to perform or breaches its obligations under any other material provision of Mr. Burnison’s employment agreement and fails to cure such failure or breach within the period required by Mr. Burnison’s employment agreement;

•	Mr. Burnison’s primary location of business is moved by more than 50 miles, subject to certain exceptions set forth in Mr. Burnison’s employment agreement;

•	the Company reduces Mr. Burnison’s title of Chief Executive Officer or removes him; or

•

the Company fails to obtain the assumption in writing of its obligation to perform the agreement by any successor to all or substantially all of the assets of the Company within 15 days after a merger, consolidation, sale or similar transaction.

•	“Good Reason” for purposes of Mr. Rozek means, if without Mr. Rozek’s prior written consent:

•	the Company materially reduces Mr. Rozek’s title, duties or responsibilities as Chief Financial Officer, or removes him;

•

the Company reduces Mr. Rozek’s then current base salary or target award opportunity under the Company’s annual and/or long-term incentive compensation program(s) (in each case, other than as part of an across-the-board reduction (other than relating to Base Salary within the first 12 months of the Term) applicable to all “named executive officers” of the Company (as defined under Item 402 of Regulation S-K and to the extent employed by the Company at that time) and/or other than as a result of the exercise of the Compensation Committee’s discretion with respect to the long-term incentive compensation program); or

•	Mr. Rozek’s primary location of business is moved by more than 50 miles (other than in connection with a move of the Company’s corporate headquarters).

Fiscal 2013 Compensation of Directors

The compensation of directors, including all restricted stock units and stock option awards, for fiscal 2013 is set forth in the table below.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Total ($)
William Floyd	60,000		100,059	160,059
Denise Kingsmill	—	(7)	—	—
Jerry Leamon	54,973	(2)	82,998	137,971
Edward D. Miller	7,500	(3)	160,002	167,502
Debra J. Perry	75,000	(4)	100,059	175,059
Gerhard Schulmeyer	70,000	(5)	100,059	170,059
George T. Shaheen	185,000	(6)	100,059	285,059
Kenneth Whipple	—	(7)	—	—
Harry L. You	65,000	(8)	100,059	165,059

(1)	Represents the aggregate grant date fair value of awards granted during the fiscal year, calculated in accordance with Accounting Standards Codification, 718, Compensation-Stock Compensation. The assumptions used to calculate the valuation of the awards are set forth in Note 4 to the notes to consolidated financial statements in our Annual Report on Form 10-K for the year ended April 30, 2013. As of April 30, 2013, the aggregate restricted stock units granted to each director was as follows: 10,410 for Mr. Miller, 5,920 for Mr. Leamon and 6,510 for all other non-employee directors. Mr. Miller’s grant was 6,510 restricted stock units representing his annual equity grant and 3,900 restricted stock units representing his annual retainer. Mr. Leamon received a prorated annual equity grant of 5,920 restricted stock units as he was elected to the board on November 28, 2012. All other non-employee directors’ grants were 6,510 restricted stock units representing their annual equity grant.
(2)	Mr. Leamon received a prorated annual retainer of $49,973 and $5,000 for service as an Audit Committee Member.

(3)	Mr. Miller elected to receive his annual retainer of $60,000 in restricted stock units. He received a total of 10,410 restricted stock units in fiscal 2013. Mr. Miller received an annual fee of $7,500 for his services as Nominating Committee Chair during fiscal 2013.
(4)	Ms. Perry received an annual fee of $15,000 for her services as Audit Committee Chair during fiscal 2013.
(5)	Mr. Schulmeyer received an annual fee of $10,000 for his services as Compensation Committee Chair during fiscal 2013.
(6)	Mr. Shaheen received an annual fee of $120,000 for his services as Chairman of the Board for fiscal 2013, $60,000 for Board services in fiscal 2013 and $5,000 for service as an Audit Committee Member before becoming Chairman of the Board.
(7)	Ms. Kingsmill and Mr. Whipple concluded their service as board members during fiscal 2013.
(8)	Mr. You received an annual fee of $5,000 for service as Audit Committee Member during fiscal 2013.

Directors who are also employees or officers do not receive any additional compensation for their service on the Board. The non-employee director compensation program provides for an annual equity award of restricted stock units with a value of approximately $100,000 to be awarded on the date of each annual meeting of stockholders. The number of units subject to such award is determined by dividing $100,000 by the closing price of the Company’s common stock on the date of such annual meeting of stockholders (rounded to the nearest ten units). The restricted stock unit awards vest on the day before the following annual meeting of stockholders. Additionally, non-employee directors receive each year $60,000 either in cash or in restricted stock units, at their election, on the date of each annual meeting of stockholders. In addition, each member of the Audit Committee receives $5,000 in cash annually, the Audit Committee chair receives $15,000 in cash annually, the Compensation and Personnel Committee chair receives $10,000 in cash annually, and the Nominating and Corporate Governance Committee chair receives $7,500 in cash annually. The Chair of the Board receives $120,000 in cash annually. All directors are reimbursed for their out-of-pocket expenses incurred in connection with their duties as directors.

In June 2011, the Board and the Nominating and Corporate Governance Committee adopted amended stock ownership guidelines which require each non-employee director to own three times their annual cash retainer in Company stock. As of April 30, 2013, all of the non-employee directors complied with the guidelines or on track to comply with the guidelines within the requirement time period.

Equity Compensation Plan Information

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plan (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	1,099,639	$14.72	5,463,940
Equity compensation plans not approved by security holders	—	—	—

Total	1,099,639	$14.72	5,463,940

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 1, 2013, the beneficial ownership of common stock of the Company of each director and each nominee for director, each named executive officer, and the holdings of all directors and executive officers as a group. The following table also sets forth the names of those persons known to us to be beneficial owners of more than 5% of the Company’s common stock. Unless otherwise indicated, the mailing address for each person named is c/o Korn/Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067.

Name of Beneficial Owner	Amount Beneficially Owned and Nature of Beneficial Ownership(1)		Percent of Class (1)
Edward D. Miller	92,134	(2)	*
Debra J. Perry	29,932		*
Gerhard Schulmeyer	52,423	(3)	*
George T. Shaheen	24,150		*
Jerry Leamon	5,920		*
Harry L. You	49,932	(4)	*
William R. Floyd	6,510		*
Gary D. Burnison	374,223	(5)	*
Robert P. Rozek	72,544		*
Robert J. Heckman	24,750		*
Ana Dutra	158,642	(6)	*
Byrne Mulrooney	55,828		*
All directors and executive officers as a group (11 persons)	787,806	(7)	1.60%
T. Rowe Price Associates, Inc.
100 E. Pratt Street, Baltimore, MD 21202	3,882,780	(8)	7.88%
BlackRock, Inc.
40 East 52nd Street, New York, NY 10022	3,676,527	(9)	7.46%
The Vanguard Group
100 Vanguard Blvd., Malvern, PA 19355	2,804,170	(10)	5.69%
Barrow, Hanley, Mewhinney & Strauss, LLC
2200 Ross Avenue, 31st Floor, Dallas, TX 75021	2,504,397	(11)	5.08%

*	Designates ownership of less than 1% of the Company’s outstanding common stock.
(1)	Applicable percentage of ownership is based upon 49,295,691 shares of common stock outstanding as of August 1, 2013, and the relevant number of shares of common stock issuable upon exercise of stock options or other awards which are exercisable or have vested or will be exercisable within 60 days of August 1, 2013. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Except as otherwise indicated below, to our knowledge, all persons listed above have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.
(2)	Holdings include 19,937 shares of common stock which Mr. Miller has the right to acquire within 60 days of August 1, 2013 through the exercise of options granted under the Performance Award Plan.
(3)	Holdings include 14,105 shares of common stock which Mr. Schulmeyer has the right to acquire within 60 days of August 1, 2013 through the exercise of options granted under the Performance Award Plan.
(4)	Holdings include 13,523 shares of common stock which Mr. You has the right to acquire within 60 days of August 1, 2013 through the exercise of options granted under the Performance Award Plan.
(5)	Holdings include 21,760 shares of common stock which Mr. Burnison has the right to acquire within 60 days of August 1, 2013 through the exercise of options granted under the Performance Award Plan.

(6)	Holdings include 23,670 shares of common stock which Ms. Dutra has the right to acquire within 60 days of August 1, 2013 through the exercise of options granted under the Performance Award Plan.
(7)	Total holding as a group includes 92,995 shares of common stock which the group has the right to acquire within 60 days of August 1, 2013 through the exercise of options granted under the Performance Award Plan.
(8)	The information regarding the number of shares beneficially owned was obtained from a Schedule 13G/A filed jointly by T. Rowe Price Associates, Inc. (“Price Associates”) and T. Rowe Price New Horizon Fund, Inc. (“Price Fund”) with the SEC on February 7, 2013, which indicates that (a) Price Associates has sole voting power with respect to 807,980 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 3,882,780 shares and shared dispositive power with respect to 0 shares; and (b) Price Fund has sole voting power with respect to 5,700 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 0 shares.
(9)	The information regarding the number of shares beneficially owned was obtained from a Schedule 13G/A filed by Blackrock, Inc. with the SEC on February 8, 2013, which indicates that Blackrock, Inc. has sole voting power with respect to 3,676,527 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 3,676,527 shares and shared dispositive power with respect to 0 shares.
(10)	The information regarding the number of shares beneficially owned was obtained from a Schedule 13G filed by The Vanguard Group (“VG”) with the SEC on February 13, 2013, which indicates that VG has sole voting power with respect to 69,604 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 2,736,866 shares, and shared dispositive power with respect to 67,304 shares.
(11)	The information regarding the number of shares beneficially owned was obtained from a Schedule 13G filed by Barrow, Hanley, Mewhinney & Strauss, LLC (“BHMS”) with the SEC on February 12, 2013, which indicates that BHMS has sole voting power with respect to 1,291,697 shares, shared voting power with respect to 1,212,700 shares, sole dispositive power with respect to 2,504,397 shares and shared dispositive power with respect to 0 shares.

AUDIT COMMITTEE MATTERS

Fees Paid to Ernst & Young LLP

The following tables summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years. All services provided by Ernst & Young LLP were approved by the Audit Committee in conformity with the Audit Committee’s pre-approval process.

	2013	2012
Audit fees(1)	$2,026,159	$2,474,066
Audit-related fees(2)	30,000	30,000
Tax fees(3)	685,159	399,923
All other fees	—	—

Total	$2,741,318	$2,903,989

(1)	Represents fees for audit services, including fees associated with the annual audit, the reviews of the Company’s quarterly financial statements, statutory audits required internationally, for attestation services related to compliance with Section 404 of the Sarbanes-Oxley Act and statutory audits required by governmental agencies for regulatory, legislative and financial reporting requirements.
(2)	Represents (i) fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent registered public accounting firm that are not included in Audit Fees, and (ii) fees for employee benefits plan audit, due diligence related to mergers and acquisitions, internal control reviews and consultation concerning financial accounting and reporting standards not classified as Audit Fees.
(3)	Represents fees for tax compliance, planning and advice. These services included tax return compliance and advice.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to help assure that they do not impair the registered public accounting firm’s independence from the Company. The Audit Committee may either approve the engagement of the independent registered public accounting firm to provide services or pre-approve services to be provided on a case by case basis. The Audit Committee believes the combination of these two approaches results in an effective and efficient procedure to pre-approve services performed by the independent registered public accounting firm. The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor is determinative. The Audit Committee requires the rotation of its independent registered public accounting firm’s audit partners as required by the Sarbanes-Oxley Act and the related rules of the SEC.

All requests or applications for Ernst & Young LLP services are submitted to the Senior Vice President Finance and Corporate Controller and include a detailed description of services to be rendered. The detailed descriptions are then reviewed against a list of approved services and are provided to the Audit Committee for review and approval. All requests or applications for Ernst & Young LLP services receive approval from the Senior Vice President Finance and Corporate Controller, prior to the Audit Committee’s review and approval.

Report of the Audit Committee

The Audit Committee is comprised of three non-employee directors, all of whom are “independent” under the applicable listing standards of the NYSE and the applicable rules of the SEC. The Audit Committee is governed by a written charter, as amended and restated, which has been adopted by the Board. A copy of the current Audit Committee Charter is available on the Company’s website at www.kornferry.com in the Corporate Governance section of the About Us webpage.

Management of the Company is responsible for the preparation, presentation, and integrity of the consolidated financial statements, maintaining a system of internal controls and having appropriate accounting and financial reporting principles and policies. The independent registered public accounting firm is responsible for planning and carrying out an audit of the consolidated financial statements and an audit of internal control over financial reporting in accordance with the rules of the Public Company Accounting Oversight Board (United States) and expressing an opinion as to the consolidated financial statements’ conformity with U.S. generally accepted accounting principles (“GAAP”) and as to internal control over financial reporting. The Audit Committee monitors and oversees these processes and is responsible for selecting and overseeing the Company’s independent registered public accounting firm.

As part of the oversight process, the Audit Committee met ten times during fiscal 2013. Throughout the year, the Audit Committee met with the Company’s independent registered public accounting firm, management and internal auditor, both together and separately in closed sessions. In the course of fulfilling its responsibilities, the Audit Committee did, among other things, the following:

•

reviewed and discussed with management and the independent registered public accounting firm the Company’s consolidated financial statements for the year ended April 30, 2013 and the quarters ended July 31, 2012, October 31, 2012 and January 31, 2013;

•	oversaw and discussed with management the Company’s review and enhancement of internal control over financial reporting, including controls relating to variable incentive compensation;

•

reviewed management’s representations that the Company’s consolidated financial statements were prepared in accordance with GAAP and present fairly the results of operations and financial position of the Company;

•

discussed with the independent registered public accounting firm the matters required by Statement of Auditing Standards No. 114: “The Auditor’s Communication With Those Charged With Governance”, as amended;

•

received the written disclosures and letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm its independence;

•	considered whether the provision of non-audit services by the registered public accounting firm to the Company is compatible with maintaining the registered public accounting firm’s independence; and

•

reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of April 30, 2013, which it made based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee has reviewed and discussed with the Company’s independent registered public accounting firm its review and report on the Company’s internal control over financial reporting as of April 30, 2013.

Based on the foregoing review and discussions described in this report, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Form 10-K for the year ended April 30, 2013 for filing with the SEC.

Audit Committee

Debra J. Perry (Chair) Jerry Leamon Harry L. You

OTHER MATTERS

Certain Relationships and Related Transactions

Other than the employment agreements and related compensation described in this Proxy Statement, since May 1, 2012 the Company has not entered into or proposed to enter into any transaction with any executive officer, director or director nominee, beneficial owner of more than five percent of the Company’s common stock, or any immediate family member of any of the foregoing.

Related Person Transaction Approval Policy

In June 2009, the Board adopted an amended and restated policy for the review and approval of all transactions with related persons, pursuant to which the Audit Committee must review the material facts of, and either approve or disapprove of the Company’s entry into, any transaction, arrangement or relationship or any series thereof in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (2) the Company or any of its subsidiaries is a participant, and (3) any related person has or will have a direct or indirect interest (other than solely as a result of being a director or less than ten percent beneficial owner of another entity). For purposes of this policy, a “related person” is any person who is or was since the beginning of the Company’s most recently completed fiscal year an executive officer, director or director nominee of the Company, any beneficial owner of more than five percent of the Company’s common stock, or any immediate family member of any of the foregoing. The Audit Committee has reviewed and pre-approved the entry into certain types of related person transactions, including without limitation the employment of executive officers and director compensation. In addition, the Board has delegated to the chair of the Audit Committee the authority to pre-approve or ratify any transaction with a related person in which the aggregate amount involved is less than $1,000,000; no such transaction was considered or approved during the Company’s fiscal year 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, officers and greater than ten percent beneficial owners to file reports of ownership and changes in ownership of their equity securities of the Company with the SEC and to furnish the Company with copies of such reports. Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company in fiscal 2013 and the representations of reporting persons, all of the filings by the Company’s directors, officers and beneficial owners of more than ten percent of the Company’s common stock were filed on a timely basis during fiscal 2013 except for the following: one Form 4 for each of Ana Dutra and Byrne Mulrooney (with respect to the acquisition of restricted stock and the withholding of shares upon vesting to satisfy the Company’s tax withholding obligations), one Form 4 for each of Ana Dutra and Gary Burnison (with respect to the withholding of shares upon vesting to satisfy the Company’s tax withholding obligations), one Form 4 for each of Gary Burnison and Robert Rozek (with respect to the acquisition of restricted stock), one Form 3 for William Floyd (with respect to his initial beneficial ownership of the Company’s stock), one Form 4 for William Floyd (with respect to the acquisition of restricted stock units), and one Form 4 for Edward Miller (with respect to the exercise of stock options and the withholding of shares to satisfy the exercise price of the stock options).

Annual Report to Stockholders

The Company’s Annual Report to Stockholders for fiscal 2013, which includes the Company’s Annual Report on Form 10-K for the year ended April 30, 2013 (“Form 10-K”) (excluding the exhibits thereto) will be made available to stockholders at the same time as this Proxy Statement. Our 2013 Annual Report and Proxy Statement are posted on our webstite at www.kornferry.com. If any person who was a beneficial owner of the common stock of the Company on August 1, 2013 desires a complete copy of the Company’s Form 10-K, including the exhibits thereto, he/she/it will be provided with such materials without charge upon written request. The request should identify the requesting person as a beneficial owner of the Company’s stock as of August 1,

2013 and should be directed to Korn/Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary. The Company’s Form  10-K, including the exhibits thereto, is also available through the SEC’s web site at http://www.sec.gov.

Communications with Directors

Any stockholder or other party interested in communicating with members of the Board, any of its committees, the independent directors as a group or any of the independent directors may send written communications to Korn/Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary. Communications received in writing are forwarded to the Board, committee or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Submission of Stockholder Proposals for Consideration at the 2014 Annual Meeting

If a stockholder wishes to submit a proposal for consideration at the 2014 Annual Meeting of Stockholders pursuant to Rule 14a-8(e) under the Exchange Act, and wants that proposal to appear in the Company’s proxy statement and form of proxy for that meeting, the proposal must be submitted in writing and received at Korn/Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary, no later than April 18, 2014. Each stockholder proposal must comply with the Exchange Act, the rules and regulations thereunder, and the Company’s bylaws as in effect at the time of such notice. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s Proxy Statement and form of proxy.

The Company’s bylaws also establish an advance notice procedure with regard to nominating persons for election to the Board and proposals of other business that are not submitted for inclusion in the Proxy Statement and form of proxy but that a stockholder instead wishes to present directly at an annual meeting of stockholders. If a stockholder wishes to submit a nominee or other business for consideration at the 2014 Annual Meeting of Stockholders without including that nominee or proposal in the Company’s Proxy Statement and form of proxy, the Company’s bylaws require, among other things, that the stockholder submission contain certain information concerning the nominee or other business, as the case may be, and other information specified in the Company’s bylaws, and that the stockholder provide the Company with written notice of such nominee or business no later than the close of business on June 28, 2014, nor earlier than the close of business on May 29, 2014, provided however, that in the event that the date of the 2014 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after the anniversary date of the 2013 Annual Meeting of Stockholders, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the 2014 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. If the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming the nominees for the additional directorships by June 19, 2014, a stockholder’s notice will be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. A stockholder notice should be sent to the Korn/Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary. Proposals or nominations not meeting the advance notice requirements in the Company’s bylaws will not be entertained at the 2014 Annual Meeting of Stockholders. A copy of the full text of the relevant bylaw provisions may be obtained from the Company’s filing with the SEC or by writing our Corporate Secretary at the address identified above.

Stockholders Sharing an Address

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Company stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notify us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our Notice of Internet Availability of Proxy Materials, Annual Report, or Proxy Statement mailed to you, please submit a request, either in writing or by phone, by contacting the Company at Korn/Ferry International, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary or at (310) 552-1834, and we will promptly send you the materials you have requested. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for the purposes of this year’s annual meeting, you will need to follow the instructions included in the Notice of Internet Availability that was sent to you. You can also contact our Corporate Secretary at the telephone number noted previously if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

By Order of the Board of Directors,

Peter L. Dunn
Corporate Secretary and General Counsel

August 16, 2013

APPENDIX A

PROPOSED AMENDMENTS TO KORN/FERRY INTERNATIONAL’S CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

Set forth below is the text of the Company’s Certificate of Incorporation proposed to be amended by Proposal No.1. Proposed additions are indicated by double underlining, and proposed deletions are indicated by strike-outs.

Article VIII: Number of Directors

Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of this Certificate of Incorporation or any resolution or resolutions of the Board of Directors providing the issuance of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the Board of Directors shall consist of not fewer than 8 nor more than 15 directors, the exact number of directors within such limits to be determined solely by the Board of Directors in the manner set forth in the Bylaws of the Corporation. ~~The~~ Commencing with the 2013 annual meeting of stockholders, directors~~, other than those who may be elected by the holders of Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation pursuant to the terms of this Certificate of Incorporation or any resolution or resolutions providing for the issuance of such class or series of stock adopted by the Board of Directors, shall be divided into three classes, as nearly equal in number as possible. The initial Class I, Class II and Class III Directors, or, if applicable, their respective successors by reason of merger of the Corporation with another corporation prior to the first annual meeting of the stockholders following the filing of this Certificate of Incorporation, shall serve for a term expiring at the first, second and third annual meetings of the stockholders following the filing of this Certificate of Incorporation, respectively. Each director in each of the initial classes of directors shall hold office until his or her successor is duly elected and qualified. At each annual meeting of the stockholders beginning with the first annual meeting of the stockholders following the filing of this Certificate of Incorporation, the successors of the class of directors whose term expires at that meetingshall be elected to hold office for a term expiring at the annual meeting of the stockholders to be held in the third year following the year of their election, with each director in each such class to hold office until his or her successor is~~ shall be elected for a term ending on the date of the next annual meeting of stockholders following their election and until their successors shall have been duly elected and qualified~~.~~, or until their earlier death, resignation or removal.

Article X: Removal of Directors

Any or all directors may be removed ~~for~~with or without cause ~~if such removal is approved~~ by the holders of a majority of the ~~outstanding~~ shares entitled to vote at an election of directors.

A-1

KORN/FERRY INTERNATIONAL IMPORTANT ANNUAL MEETING INFORMATION 000004 ENDORSEMENT_LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Vote by Internet Go to www.envisionreports.com/KFY Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals The Board of Directors recommends you vote “FOR” Proposal 1: 1. Amendment of the Company’s Certificate of Incorporation to declassify the Board and provide for annual elections of all directors commencing with the 2013 Annual Stockholder Meeting. For Against Abstain The Board of Directors recommends that you vote “FOR” the election of each of the nominees as directors: 2. If Proposal 1 to declassify the Board of Directors is approved, to elect the eight directors nominated by the Board of Directors. Nominees: 01 - Gary D. Burnison 02 - William Floyd 03 - Jerry Leamon 04 - Edward D. Miller 05 - Debra J. Perry 06 - Gerhard Schulmeyer 07 - George T. Shaheen 08 - Harry L. You 3. If Proposal 1 to declassify the Board of Directors is not approved, to elect the two directors nominated by the Board of Directors to serve until the 2016 Annual Meeting of Stockholders. Nominees: 09 - Gary D. Burnison 10 - Edward D. Miller Mark here to vote FOR all nominees Mark here to WITHHOLD votes from all nominees For All EXCEPT - To withhold authority to vote for any individual nominee(s) under Proposal 2 or Proposal 3, mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board recommends that you vote “FOR” Proposals 4 and 5: For Against Abstain 4. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2014 fiscal year. 5. Proposal to approve the advisory (non-binding) resolution regarding executive compensation. IMPORTANT PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T 1UP X 1 6 9 9 4 5 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 01OW2E

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — KORN/FERRY INTERNATIONAL PROXY FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders, to be held on September 26, 2013, and the related Proxy Statement and Korn/Ferry International’s Annual Report on Form 10-K for the fiscal year ended April 30, 2013, and hereby appoints Gary D. Burnison and Robert P. Rozek, and each of them the attorney(s), agent(s) and proxy(ies) of the undersigned, with full power of substitution, to vote all stock of Korn/Ferry International which the undersigned is entitled to vote, for the matters indicated on the reverse side of this proxy card in the manner designated on the reverse side, or if not indicated by the undersigned in their discretion, and to vote in their discretion with respect to such other matters (including matters incident to the conduct of the meeting) as may properly come before the meeting and all adjournments and postponements thereof. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 1, “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 2 (if Proposal 1 is approved), “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 3 (if Proposal 1 is not approved), and “FOR” PROPOSALS 4 AND 5. This Proxy, when properly executed, will be voted in the manner directed by the stockholder. If no direction is given, this Proxy will be voted “FOR” Proposals 1, 4 and 5, “FOR” each of the nominees listed in Proposal 2 (if Proposal 1 is approved), and “FOR” each of the nominees listed in Proposal 3 (if Proposal 1 is not approved). Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on September 26, 2013. The Proxy Statement and Annual Report to Stockholders are available at: www.envisionreports.com/KFY (Continued and to be marked, dated and signed, on the other side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.